 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Schedule 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

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☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

BONDS.COM GROUP, INC.

(Name of Registrant, as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BONDS.COM GROUP, INC.

1500 Broadway, 31st Floor

New York, NY 10036

(212) 257-4062

June 21, 2013

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Bonds.com Group, Inc. to be held on Wednesday, July 17, 2013 at 10:00 a.m., local time, at the office of Citrin Cooperman, 529 Fifth Avenue, 4th Floor, New York, NY 10017.

The formal notice of the annual meeting and a proxy statement describing the matters to be acted upon at the annual meeting are contained in the following pages.

Enclosed is a proxy that enables you to vote your shares on the matters to be considered at the annual meeting even if you are unable to attend the annual meeting. If you wish to vote in accordance with the Board of Directors’ recommendations, you need only mark, sign, date and return the proxy in the enclosed postage-paid envelope to record your vote. Stockholders also are entitled to vote on any other matter that properly comes before the annual meeting.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE BE SURE YOU ARE REPRESENTED AT THE ANNUAL MEETING BY ATTENDING IN PERSON OR BY RETURNING YOUR PROXY AS SOON AS POSSIBLE. EVEN IF YOU PLAN TO ATTEND IN PERSON, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD.

Sincerely,

Thomas M. Thees

Chief Executive Officer

BONDS.COM GROUP, INC.

1500 Broadway, 31st Floor

New York, NY 10036

(212) 257-4062

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 17, 2013

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Bonds.com Group, Inc. (the “Company,” “we,” “our” and “us”) will be held at the office of Citrin Cooperman, 529 Fifth Avenue, 4th Floor, New York, NY 10017, on Wednesday, July 17, 2013, at 10:00 a.m., local time, for the following purposes:

1.	To elect Henri J. Chaoul, Ph.D., Michel Daher, Marc Daher, Michael Gooch, Patricia Kemp, Edwin L. Knetzger, III, H. Eugene Lockhart, George O’Krepkie, Thomas M. Thees and Michael Trica as directors to hold office for terms ending at the 2014 Annual Meeting of Stockholders and until their successors are elected and qualified;
2.	To approve, on an advisory basis, the compensation of our named executive officers;
3.	To approve, on an advisory basis, whether the preferred frequency of an advisory vote on the compensation of our named executive officers should be every year, every two years, or every three years;
4.	To consider and vote upon a proposal to approve one or more adjournments, postponements or continuations of the Annual Meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to approve either of the above proposals; and
5.	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Holders of record of the Company’s voting capital stock at the close of business on June 14, 2013, the record date for the Annual Meeting, are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment, postponement or continuation thereof.

Information relating to the proposals described above is set forth in the accompanying Proxy Statement dated June 21, 2013. Please carefully review the information contained in the Proxy Statement.

Stockholders are cordially invited to attend the Annual Meeting in person. YOUR VOTE IS IMPORTANT. If you do not expect to attend the Annual Meeting, or if you do plan to attend but wish to vote by proxy, please complete, date, sign and mail the enclosed proxy card in the return envelope provided.

By Order of the Board of Directors,

Thomas Thees

Chief Executive Officer

New York, NY

June 21, 2013

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be

Held on July 17, 2013: This Proxy Statement and our Annual Report on Form 10-K for the

year ended December 31, 2012 are available at www.bonds.com/investor.html.

BONDS.COM GROUP, INC.

1500 Broadway, 31st Floor

New York, NY 10036

(212) 257-4062

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 17, 2013

To Our Stockholders:

This Proxy Statement is furnished to the holders of the Common Stock, Series A Participating Preferred Stock, Series C Convertible Preferred Stock, Series E Convertible Preferred Stock, Series E-1 Convertible Preferred Stock and Series E-2 Convertible Preferred Stock of Bonds.com Group, Inc., a Delaware corporation, in connection with the solicitation by the Company’s Board of Directors (the “Board of Directors” or the “Board”) of proxies for use at the Company’s 2013 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at the office of Citrin Cooperman, 529 Fifth Avenue, 4th Floor, New York, NY 10017, on Wednesday, July 17, 2013, at 10:00 a.m., local time, and at any adjournments, postponements or continuations thereof. The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, each as described in this Proxy Statement. The proxy materials, including this Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting of Stockholders, are first being mailed to stockholders beginning on or about June 21, 2013.

At the Annual Meeting, the holders of record of the Company’s Common Stock, Series C Convertible Preferred Stock, Series E Convertible Preferred Stock and Series E-2 Convertible Preferred Stock as of the close of business on June 14, 2013 (the “Record Date”) will be asked to consider and vote upon the following proposals: (1) to elect ten directors, each to serve until the 2014 Annual Meeting of Stockholders and until their respective successor is elected and qualified, (2) to approve, on an advisory basis, the compensation of our named executive officers, (3) to approve, on an advisory basis, whether the preferred frequency of an advisory vote on the compensation of our named executive officers should be every year, every two years, or every three years, (4) to approve one or more adjournments, postponements or continuations of the Annual Meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to approve the above proposals, and (5) to transact such other business as may properly come before the Annual Meeting and any adjournments, postponements or continuations thereof.

GENERAL INFORMATION

In this Proxy Statement, the words the “Company,” “we,” “our” and “us” refer to Bonds.com Group, Inc., a Delaware corporation, and, as the context requires, its direct and indirect subsidiaries.

Solicitation

The enclosed proxy is being solicited by our Board of Directors. In addition to solicitations by mail, solicitations may be made by personal interview, telephone and facsimile transmission by our directors and officers. No additional compensation will be paid to our directors and officers for the solicitation of proxies. All costs of the solicitation will be paid solely by the Company. We will reimburse banks, brokers and others holding shares in their names or the names of nominees or otherwise for reasonable out-of-pocket expenses incurred in sending proxies and proxy materials to the beneficial owners of such shares.

The Company’s Voting Capital Stock; Shares Entitled to Vote at the Annual Meeting

The Company has issued and outstanding both Common Stock and Preferred Stock. Not all series of the Company’s outstanding Preferred Stock are entitled to vote at the Annual Meeting. The Company’s outstanding shares of voting capital stock consist of its Common Stock, Series C Convertible Preferred Stock, Series E Convertible Preferred Stock, and Series E-2 Convertible Preferred Stock (collectively, the “Voting Stock”). Holders of the Voting Stock as of the Record Date are the only stockholders entitled to vote on any of the proposals at the Annual Meeting. As of the Record Date, shares of our Common Stock are entitled to one vote per share, shares of our Series C Convertible Preferred Stock are entitled to 6 votes per share, shares of our Series E Convertible Preferred Stock and shares of our Series E-2 Convertible Preferred Stock issued December 5, 2011 or January 24, 2012, are each entitled to 40 votes per share, shares of our Series E-2 Convertible Preferred Stock issued June 8, 2012 are entitled to 39 votes per share, and shares of our Series E-2 Convertible Preferred Stock issued February 28, 2013 are entitled to 37 votes per share.

Quorum Requirement

Holders of record of shares of the Voting Stock on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, approximately 243,438 shares of the Company’s Common Stock were outstanding, 10,000 shares of the Company’s Series C Convertible Preferred Stock were outstanding, 11,831 shares of the Company’s Series E Convertible Preferred Stock were outstanding, and 19,000 shares of the Company’s Series E-2 Convertible Preferred Stock were outstanding.

For Proposal Nos. 1, 2, 3 and 4, the presence, in person or by proxy, of holders of a majority of the voting power of the shares of Voting Stock entitled to vote at the Annual Meeting constitutes a quorum entitled to take action with respect to the vote on such proposals.

Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal but is entitled to vote on one or more other proposals) and shares that are voted “FOR” or “AGAINST” a proposal will be counted as shares that are present for purposes of determining the presence of a quorum.

Votes Required

For Proposal No. 1, the election of directors requires the affirmative vote “FOR” such proposal by a plurality of the votes cast at the Annual Meeting by holders of outstanding shares of Voting Stock, all voting as a single class. For purposes of Proposal No. 1, abstentions or broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

For Proposal No. 2, the approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote “FOR” such proposal by a majority of the votes entitled to be cast by holders of outstanding shares of Voting Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, all voting as a single class. For purposes of Proposal No. 2, abstentions will have the same effect as votes against the proposal and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

For Proposal No. 3, we have determined that the option of every year, two years or three years that receives the highest number of votes cast by our stockholders will be considered the frequency for the advisory vote on executive compensation that is preferred by our stockholders. Our Board of Directors will consider our stockholders’ preference as reflected in the vote on this Proposal No. 3 in determining how frequently the advisory vote on executive compensation occurs in the future. For purposes of Proposal No. 3, abstentions or broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

The approval of any and all other proposals requires the affirmative vote “FOR” such proposal by a majority of the votes entitled to be cast by holders of outstanding shares of Voting Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, all voting as a single class. For purposes of such proposals, abstentions will have the same effect as votes against the proposal and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

Proposal Nos. 1, 2 and 3 are non-routine matters under the rules that govern proxy voting by brokers. Accordingly, brokers will not be permitted to vote on these proposals without receiving voting instructions, and thus we expect there may be broker non-votes with respect to these proposals.

Voting of Proxies

The outstanding shares of Voting Stock represented by all properly executed proxies received prior to the vote at the Annual Meeting will be voted as specified in the proxy. Unless contrary instructions are indicated on the proxy, the outstanding shares of Voting Stock represented by such proxy will be voted (a) “FOR” the election of each of Henri J. Chaoul, Ph.D., Michel Daher, Marc Daher, Michael Gooch, Patricia Kemp, Edwin L. Knetzger, III, H. Eugene Lockhart, George O’Krepkie, Thomas M. Thees and Michael Trica as directors of the Company, (b) “FOR” the approval, on an advisory basis, of the compensation of our named executive officers, (c) “FOR” the approval, on an advisory basis, of the preferred frequency of an advisory vote on the compensation of our named executive officers every three years, and (d) except as otherwise noted below, for any adjournment, postponement or continuation of the Annual Meeting authorized by our Board of Directors. We currently know of no other business to be brought before the Annual Meeting other than as described herein. If any other matters are presented properly to the stockholders for action at the Annual Meeting and any adjournments, postponements or continuations thereof, the proxy holders named in the enclosed proxy intend to vote in their discretion on all matters on which the outstanding shares of Voting Stock represented by such proxy are entitled to vote.

The stockholders of the Company have no dissenters’ rights or appraisal rights in connection with any of the proposals described herein.

Revocability of Proxies

You can change your vote at any time before the vote is taken at the Annual Meeting. You can do this in one of three ways. First, you can send a written notice dated later than your proxy card stating that you would like to revoke your current proxy. Second, you can complete and submit a new proxy card dated later than your original proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to the Secretary of the Company. The Secretary of the Company must receive the notice or new proxy card before the vote is taken at the Annual Meeting. Third, you can attend the Annual Meeting and vote in person. Simply attending the Annual Meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker as to how to change your vote.

Stockholder Communications to our Board of Directors; Annual Report

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (the “Annual Report”) as filed with the Securities and Exchange Commission (“SEC”) accompanies this Proxy Statement. The Annual Report contains financial and other information about the activities of the Company, including consolidated financial statements for the year ended December 31, 2012. Except as expressly set forth in this Proxy Statement, the Annual Report is not incorporated into this Proxy Statement or considered part of the proxy materials.

Stockholders and other interested parties may contact our Board of Directors, any individual directors or any group or committee of directors (including committee chairs) by mail. To communicate via mail with our Board of Directors, any individual directors or any group or committee of directors (including committee chairs), correspondence should be addressed to our Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be addressed to Bonds.com Group, Inc., Attention: Secretary, 1500 Broadway, 31st Floor, New York, NY 10036.

All communications received as set forth in the preceding paragraph will be opened by the office of the Company’s Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to our Board of Directors or any group or committee of directors, the Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

Upon written request addressed to the Secretary of the Company, copies of the Annual Report will be furnished, without exhibits, without charge to any person whose proxy is being solicited in connection with this Proxy Statement. Requests and inquiries should be addressed to Bonds.com Group, Inc., Attention: Secretary, 1500 Broadway, 31st Floor, New York, NY 10036.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, ten directors will be elected to a one-year term expiring at the 2014 Annual Meeting of Stockholders. Unless otherwise specified, the enclosed proxy will be voted “FOR” the election of the Board of Directors’ nominees, Henri J. Chaoul, Ph.D., Michel Daher, Marc Daher, Michael Gooch, Patricia Kemp, Edwin L. Knetzger, III, H. Eugene Lockhart, George O’Krepkie, Thomas M. Thees and Michael Trica. Neither our management nor our Board of Directors knows of any reason why such nominees would be unavailable to serve as a director. Discretionary authority may be exercised by the proxy holders named in the enclosed proxy to vote for a nominee proposed by our Board of Directors if any of them becomes unavailable for election.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF MESSRS.

CHAOUL, DAHER, GOOCH, KNETZGER, DAHER, LOCKHART, O’KREPKIE, THEES AND TRICA AND MS. KEMP AS DIRECTORS OF THE COMPANY

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Certain information with respect to our directors and our executive officers, as of June 1, 2013, appears below and was furnished in part by each such person.

Name	Age	First Elected	Position(s) Held with the Company
Edwin L. Knetzger, III	60	August 2009	Chairman of the Board of Directors; Chair of the Corporate Governance and Nominating Committee
Michel Daher	51	December 2011	Director
Henri J. Chaoul, Ph. D.	45	December 2011	Director; Chair of the Audit Committee and Member of the Compensation Committee
Michael Gooch	53	December 2011	Director, Member of the Compensation Committee
Patricia Kemp	50	February 2011	Director; Chair of the Compensation Committee and Member of the Audit Committee
H. Eugene Lockhart	62	February 2011	Director and a Member of the Corporate Governance and Nominating Committee
Marc Daher	22	October 2012	Director
Michael Trica	37	February 2013	Director
Thomas Thees	51	May 2012	Director and Chief Executive Officer
George O’Krepkie	47	February 2011	Director and President
John M. Ryan	60	February 2011	Chief Financial Officer and Chief Administrative Officer

Edwin L. Knetzger, III is Chairman of our Board of Directors. Mr. Knetzger is Principal and Chief Operating Officer of Divco West Inc., a prominent private equity investment company and also serves as Vice Chairman of LoanCore Capital. Mr. Knetzger was a co−founder of Greenwich Capital a fixed income financial organization, where he served at various times as President, Chief Executive Officer and Chairman from 1981 to 2003. Prior to founding Greenwich Capital, Mr. Knetzger was employed by Kidder Peabody & Company where he served as Co−Manager and Head Trader of the Government Bond Trading Department from 1975 to 1980. Mr. Knetzger also served on the boards of Paul Newman’s Hole In The Wall Gang Camps for children with life threatening diseases. Mr. Knetzger received a Bachelor of Arts and a Master of Business Administration from University of Virginia.

Michel Daher joined our Board of Directors in December 2011. In 2003, Mr. Daher founded Master Global Assets, an investment vehicle charged with managing the Daher family’s investment activities. After accumulating a track record of consistent, outperforming returns, Mr. Daher went on to co-found the first hedge fund operations in the Middle East. In 2009, Mr. Daher co-founded and since then serves as Chairman of the Board of Master Capital Group SAL, one of the largest non-bank affiliated dealers broker that specifically caters to the Middle East and North Africa. In 2010, Mr. Daher founded a private equity fund targeting the FMCG sector in the Levant area. Mr. Daher also serves on the board of Victor IB Holdings, an Equities and Options broker for small institutional investors and high net worth individuals in the United States. Mr. Daher serves on the board of the Association of Lebanese Industrials as a result of being the founder and owner of two of the largest FMCG production and distribution companies in the region. Between 2007 and 2010, Mr. Daher served on the board of Forex Capital Markets LLC as one of the company’s largest shareholders. Michel Daher is Marc Daher’s father.

Henri J. Chaoul, Ph.D. joined our Board of Directors in December 2011. Dr. Chaoul is an independent consultant advising several clients in the Middle East regarding investment opportunities. Dr. Chaoul has served on the board of Master Capital Group SAL since 2009, a financial broker based in the Lebanon that introduces cutting-edge financial trading platforms to clients in the Middle East and North Africa. Concurrently, Dr. Chaoul serves also on the board of CreditBank, a commercial bank based in the Lebanon and one of its top 5 commercial lenders, where he is a member of the Board Audit Committee and President of the Board Risk Management Committee. From time to time, Dr. Chaoul lectures MBA students on investment banking and corporate finance at the Olayan School of Business of the American University of Beirut. From 2009 to 2012, Dr. Chaoul served as Chief Executive Officer of Master Capital Group SAL. In 2008 and 2009, Dr. Chaoul has co-founded the first hedge fund operations in the Middle East. Prior to that, between 2004 and 2008, Dr. Chaoul was a Managing Director at the Credit Suisse in London, running Europe’s Buy-Side Insights Group, the specialized practice that dealt with all corporate finance issues of the investment bank of Credit Suisse. Between 2002 and 2004, Dr. Chaoul was the Global Managing Partner of KPMG’s economic consulting practice and was based in Paris. Earlier, and between 2000 and 2002, Dr. Chaoul was a Partner of Monitor Group, a strategy consulting firm and co-started its Chicago office. Between 1994 and 2002, Dr. Chaoul was a Principal of A.T. Kearney, a management consulting practice, focusing on development of value-based management strategies. Dr. Chaoul received his B.A. in Economics from the American University of Beirut and his Masters and Doctorate degree in Economics from Columbia University in New York City.

Michael Gooch was elected to our Board of Directors on December 15, 2011. Mr. Gooch founded the business of GFI Group Inc. in 1987 and was GFI’s Chief Executive Officer from 1987 until early 2013. Mr. Gooch still serves as the Executive Chairman of the Board. Prior to this, Mr. Gooch worked for Citibank, Refco Group, Bierbaum Martin, Harlow Meyer Savage and Tullet & Tokyo Forex. Mr. Gooch has over three decades of experience in the wholesale brokerage industry.

Patricia Kemp joined our Board of Directors on February 2, 2011. Ms. Kemp is a Director of Financial Services Technology at Oak Investment Partners. Ms. Kemp joined the firm in February 2003 and focuses on the firm’s investments in the financial services information technology space. Ms. Kemp has over 11 years of senior management experience at Cendant Corporation. At various times, she was responsible for the marketing, operations or general management of a variety of direct marketing credit card affinity programs, the Entertainment Publications subsidiary, and the Welcome Wagon and Getting to Know You subsidiaries. Ms. Kemp serves on the boards of directors of private companies that Oak Investment Partners has invested in, including TxVia, Inc. and Kuaipay. She holds an M.B.A. from Stanford University’s Graduate School of Business and a B.A. from Stanford University.

H. Eugene Lockhart joined our Board of Directors on February 2, 2011. Since 2005, Mr. Lockhart has served as a partner and chairman, Financial Institutions, Diamond Castle Holdings, LLC in New York, a private equity investment firm. Mr. Lockhart is a director and audit committee chairman of RadioShack Corporation (NYSE: RSH), a retail seller of consumer electronic goods and services, a director and audit committee chairman and compensation committee member of Huron Consulting (NASDAQ: HURN), a provider of operational and financial consulting services, and a director and compensation committee member of Asset Acceptance Capital Corp. (NASDAQ: AACC), a purchaser of accounts receivable portfolios from consumer credit originators. Previously, he had served on the board of IMS Health Incorporated, a global provider of information solutions to the pharmaceutical and healthcare industries, until February 2010. Since 2002, Mr. Lockhart has been a venture partner at Oak Investment Partners, a multi-billion dollar venture capital firm. Prior to that, from 2000 to 2002, he served as chairman and chief executive officer of New Power Holdings, a retail provider of energy to homes and small businesses throughout the United States. From 1999 to 2000, Mr. Lockhart was president of Consumer Services for AT&T. His prior positions include president of Global Retail Bank and Bank of America, as well as president and chief executive officer of MasterCard International. Mr. Lockhart received his B.S. in Mechanical Engineering from the University of Virginia and his MBA from The Darden Graduate School of Business at the University of Virginia. In addition, Mr. Lockhart is a CPA, licensed in the Commonwealth of Virginia.

Marc Daher joined our Board of Directors in October 2012. Mr. Daher is a Managing Director at Daher Capital. Mr. Daher joined Daher Capital in 2007. Mr. Daher’s current work also involves leading Master Capital Group, one of the largest non-bank affiliated dealer brokers that specifically caters to the Middle East and North Africa and is regulated by the Central Bank of London. Mr. Daher also serves as a Board Member of Daher Foods and Master Capital Group. He holds a B.S. in Economics and Finance from the Lebanese American University. Marc Daher is the son of Michel Daher.

Michael Trica was elected to our Board of Directors on February 28, 2013. Mr. Trica is founder of, and served as portfolio manager for Trimarc since April 2006. He also is Director of Oakum Bay Capital, LLC, investment advisor to Trimarc. From July 2008 to December 2011, Mr. Trica served as a portfolio manager for KVO Capital Management, LLC. Prior to founding Trimarc, Mr. Trica managed private portfolios from 1997 to 2006. Mr. Trica received a BS in Finance from the Wharton School at the University of Pennsylvania.

Thomas Thees joined the Company as a managing director on May 10, 2012. Mr. Thees was elected as a director on May 16, 2012 and appointed as Chief Executive Officer, to be effective June 1, 2012. Prior to joining the Company, Mr. Thees served most recently as Head of Investment Grade Credit and formerly as co−head of Fixed Income for Jefferies & Co., and previously served as Chief Operating Officer of MarketAxess Holdings, Inc. Mr. Thees spent 17 years in senior management positions of increasing responsibility at Morgan Stanley & Co., 5 years at Goldman Sachs Group, Inc., and also Citibank NA, and A.G. Becker & Co. Mr. Thees has served on the Board of Directors of the Bond Market Association (now SIFMA), including as Chairman of its Investment Grade Committee, and he is a member of the Georgetown University Board of Regents, and just completed his tenure as the Interim CEO and Board Chairman for the Visiting Nurses Association Health Group.

George O’Krepkie was appointed as our President on February 2, 2011. Prior to being appointed as President, Mr. O’Krepkie was employed as our Head of Sales since December 2009. Prior to joining the Company, Mr. O’Krepkie was Director of Fixed Income for BTIG LLC, an institutional brokerage and fund services company that provides order execution, ECN services, outsource trading and brokerage services, from January 2009 to December 2009. From July 1999 until September 2008, Mr. O’Krepkie was employed with MarketAxess Holdings, Inc., which operates an electronic trading platform, most recently as its Head of Dealer Relationship Management. Mr. O’Krepkie graduated from the University of Maryland.

John M. Ryan was appointed as our Chief Administrative Officer on February 2, 2011 and to the additional post of Chief Financial Officer in September 2011. Prior to that Mr. Ryan was employed by the Company in various capacities since approximately January 2010. Prior to joining the Company, Mr. Ryan was the Business Administration Director at Shortridge Academy Ltd., a co-educational therapeutic boarding school in New Hampshire, for approximately five years. Mr. Ryan continues to be a member of Shortridge Academy’s Board of Directors and its part-time CFO. From 2002 to 2003, Mr. Ryan was a Managing Director, CFO and CAO of Zurich Capital Markets, Inc. While at Zurich Capital Markets, Mr. Ryan served as a Director and Chair of the Audit Committee of Zurich Bank (Ireland). Mr. Ryan was previously with Greenwich Capital Markets from 1985 to 2001 in various management roles and was CFO when he left. He is a graduate of Trinity College Dublin and is a Chartered Accountant.

The size and composition of our Board of Directors is the subject of detailed voting arrangements among the Company and certain of our stockholders. Such voting arrangements are described below under “Voting Arrangements.” In addition to those voting arrangements, our Board of Directors considered the following experience and attributes of Messrs. Knetzger, Michel Daher, Chaoul, Gooch, O’Krepkie, Lockhart, Marc Daher, Trica and Ms. Kemp:

Edwin L. Knetzger, III

●	Leadership and operating experience in the fixed income securities industry, including as co−founder, President, Chief Executive Officer and Chairman of Greenwich Capital Markets, Inc.
●	Outside board of director experience as a director of Morgan’s Hotel Group (NASDAQ: MHGC).
●	Affiliation with a significant investor in the Company.

Michel Daher

●	Leadership and operating experience in the financial services industry, including as co-founder of the first hedge fund operations in the Middle East, as well as current responsibilities as Chairman of the largest non-bank affiliated dealer-broker in Lebanon.
●	Outside board of director experience as a director of Victor IB Holdings and a previous director of Forex Capital Markets.

Henri J. Chaoul, Ph.D.

●	Leadership and operating experience in the financial services industry, including as co−founder of a hedge fund as well as current responsibilities as Chief Executive Officer of the largest independent non-bank affiliated dealer-broker in Lebanon.
●	Outside board of director experience as a director of CreditBank.
●	Significant investment banking and management consulting experience covering a number of industries and regions in the world.

Michael Gooch

●	Leadership and senior management experience at a major financial services and brokerage firm as founder, chairman and CEO of the GFI Group, Inc.
●	Over thirty years experience in the brokerage industry.
●	Success in founding and building a financial services company into a dominant participant in its part of the market.

Patricia Kemp

●	Leadership and management experience at Cendant corporation.
●	Extensive experience of investing in the financial services and technology space, and on board of directors of those companies.

H. Eugene Lockhart

●	Leadership and senior management experience in financial services and technology organizations, including as President and CEO of MasterCard International, President of the Global Retail Bank and Senior Vice Chairman of BankAmerica Corporation, President of Consumer Services at AT&T, and President and Chief Executive Officer of New Power Holdings.
●	Outside board of director experience, including as a director and audit committee chairman of RadioShack Corporation (NYSE: RSH), a director and audit committee chairman and compensation committee member of Huron Consulting (NASDAQ: HURN) and a director and compensation committee member of Asset Acceptance Capital Corp. (NASDAQ: AACC).

Marc Daher

●	Leadership, management and operating experience in the financial services industry.
●	Outside board of director experience as a member of the board of directors at Daher Foods and Master Capital Group.

Michael Trica

●	Leadership and senior management experience at major financial services firm as founder of Trimarc Capital.
●	Outside board of director experience as a member of the board of directors at Oakum Bay Capital, LLC.

Thomas Thees

●	Chief Executive Officer of the Company effective June 1, 2012.
●	Prior success and significant operational experience in the electronic bond-trading business.
●	Significant success and leadership experience in the bond industry.

George O’Krepkie

●	President and former Head of Sales of the Company.
●	Prior success and significant sales and operational experience with a competitor of the Company.

Voting Arrangements

The Company, Daher Bonds Investment Company (“DBIC”), Mida Holdings (“Mida”), Oak Investment Partners XII, Limited Partnership (“Oak”), GFINet Inc. (“GFI”), Bonds MX, LLC (“Bonds MX”), Trimarc Capital Fund, L.P (“Trimarc”) and other security holders of the Company are parties to an Amended and Restated Series E Stockholders’ Agreement dated February 28, 2013 (the “Stockholders’ Agreement”).

Pursuant to the Stockholders’ Agreement, for so long as the holders of the Company’s Series E Preferred, Series E-1 Preferred and Series E-2 Preferred (the “Series E Stockholders”) collectively own at least 25% of the shares of Series E Preferred and/or Series E-2 Preferred issued to them (or 25% of the shares of Common Stock issued upon the conversion thereof), (a) the Company is required to nominate and use its reasonable best efforts to cause to be elected and cause to remain a director on the Board and (b) each Series E Stockholder is required to vote all shares of voting capital stock of the Company owned by it, so as to elect, and not to vote to remove, one person designated in writing collectively by the Series E Stockholders (the “Series E Designee”). Subject to the following sentence, the consent of each of the Series E Stockholders holding at least 8% of the outstanding shares of Series E Preferred or Series E-2 Preferred as of the date of the Stockholders’ Agreement is required in respect of the designation of the Series E Designee. Notwithstanding the foregoing, for so long as Oak continues to own at least 25% of the shares of Series E Preferred acquired by it (or 25% of the Common Stock issued upon the conversion thereof), the Series E Designee shall be designated by Oak in its sole discretion.

Additionally, pursuant to the Stockholders’ Agreement, (a) for so long as Oak continues to own at least 25% of the shares of Series E Preferred or Series E-2 Preferred acquired by it (or 25% of the Common Stock issued upon the conversion thereof), (i) the Company is required to nominate and use its reasonable best efforts to cause to be elected and cause to remain a director and (ii) each Series E Stockholder is required to vote all shares of voting capital stock of the Company owned by it, so as to elect, and not to vote to remove, two people designated by Oak (the “Oak Designee”), which Oak Designee shall, for the avoidance of doubt, be in addition to Oak’s rights in respect of the Series E Designee; (b) for so long as DBIC continues to own at least 25% of the shares of Series E-2 Preferred acquired by it (or 25% of the Common Stock issued upon the conversion thereof), (i) the Company is required to nominate and use its reasonable best efforts to cause to be elected and cause to remain a director and (ii) each Series E Stockholder is required to vote all shares of voting capital stock of the Company owned by it, so as to elect, and not to vote to remove, three people designated by DBIC; (c) for so long as GFI continues to own at least 25% of the shares of Series E Preferred or Series E-2 Preferred acquired by it (or 25% of the Common Stock issued upon the conversion thereof), (i) the Company is required to nominate and use its reasonable best efforts to cause to be elected and cause to remain a director and (ii) each Series E Stockholder is required to vote all shares of voting capital stock of the Company owned by it, so as to elect, and not to vote to remove, one person designated by GFI; and (d) for so long as Trimarc continues to own at least 25% of the Series E-2 Preferred acquired by it (or 25% of the common stock issued upon the conversion thereof), (i) the Company is required to nominate and use its reasonable best efforts to cause to be elected and cause to remain a director and (ii) each Series E Stockholder is required to vote all shares of voting capital stock of the Company owned by it, so as to elect, and not to vote to remove, one person designated by Trimarc.

Patricia Kemp (as a designee of Oak), H. Eugene Lockhart (as a designee of Oak), Michel Daher (as a designee of DBIC and Mida), Marc Daher (as a designee of DBIC and Mida), Henri J. Chaoul, Ph.D.(as a desiginee of DBIC and Mida), Michael Trica (as a designee of Trimarc), and Michael Gooch (as a desiginee of GFI), each were elected to the Board of Directors pursuant to the foregoing obligations under the Stockholders’ Agreement.

CORPORATE GOVERNANCE

Director Independence

Currently, the Company is not subject to the requirements of a national securities exchange or an inter−dealer quotation system with respect to the need to have a majority of our directors be independent. Our Corporate Governance Guidelines provide that our Board of Directors shall include one or more directors who are neither officers or employees of the Company or its subsidiaries (and have not been officers or employees within the previous three years), do not have a relationship which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who are otherwise “independent” under the listing requirements of either the New York Stock Exchange (“NYSE”) or The NASDAQ Stock Market (“NASDAQ”) or under such other requirements as may be established by our Board of Directors from time to time.

Meetings of Our Board of Directors

Our Board of Directors held 14 meetings in 2012. During 2012, no director attended fewer than 75% of the meetings of our Board of Directors or fewer than 75% of the meetings of any committee of our Board of Directors on which he or she was a member. The Company invites our Board of Directors to its annual stockholders meeting, but does not require them to attend.

Board Committees

Currently, the Company is a smaller reporting company whose Common Stock is authorized for quotation on the OTCQB market (operated by the OTC Market Group Inc.) and is not subject to the requirements of a national securities exchange or an inter-dealer quotation system with respect to the establishment and maintenance of any standing committees. Nevertheless, our Board of Directors currently has a standing Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee.

Audit Committee

The Audit Committee of the Board of Directors held 10 meetings in 2012. The Audit Committee currently consists of 2 members: Dr. Chaoul (Chairman) and Ms. Kemp. The Audit Committee has adopted a written charter, a copy of which is available on the Company’s website at www.bonds.com under the heading “Investor Relations” or in print upon written request addressed to the Secretary of the Company, without charge to any person. Requests should be addressed to Bonds.com Group, Inc., Attn: Secretary, 1500 Broadway, 31st Floor, New York, NY, 10036.

The Audit Committee makes recommendations to our Board of Directors concerning the engagement of independent auditors, reviews with the independent auditors the plans and results of the audit engagement, reviews the independence of the independent auditors and considers the range of audit and non-audit fees. The members of the Audit Committee are not “independent,” as that term is defined under NYSE and NASDAQ listing standards. The Company is not subject to the NYSE or NASDAQ listing standards, and the committee members are Board of Director designees of our investors pursuant to the terms of the Stockholders’ Agreement. The Audit Committee does not have an independent director who is acting as our “audit committee financial expert” within the meaning of the rules and regulations of the SEC. The Company is not subject to the requirements that it have an audit committee financial expert. Our Board of Directors has determined, however, that the members of the Audit Committee are able to read and understand fundamental financial statements and have substantial business experience that results in their financial sophistication. Accordingly, our Board of Directors believes that the members of the Audit Committee have the sufficient knowledge and experience necessary to fulfill their duties and obligations required to serve on the Audit Committee. In light of the foregoing and practical considerations related to the Company’s size and stage or development, the Company does not believe it needs an “audit committee financial expert” at this time.

Compensation Committee

The Compensation Committee of our Board of Directors held 10 meetings in 2012. Ms. Kemp (Chair), Dr. Chaoul and Mr. Gooch are the current members of this committee. The members of the Compensation Committee are not “independent,” as that term is defined under current NYSE and NASDAQ listing standards. The Company is not subject to the NYSE and NASDAQ listing standards, and the committee members are Board designees of our investors pursuant to the terms of the Stockholders’ Agreement. The Compensation Committee determines compensation for the Chief Executive Officer and other executive officers of the Company. The Compensation Committee has adopted a written charter, a copy of which is available on the Company’s website at www.bonds.com under the heading “Investor Relations” or in print upon written request addressed to the Secretary of the Company, without charge to any person. Requests should be addressed to Bonds.com Group, Inc., Attn: Secretary, 1500 Broadway, 31st Floor, New York, NY, 10036.

The Compensation Committee evaluates the Chief Executive Officer’s and other executive officer’s performance annually, and determines and approves the Chief Executive Officer’s and other executive officer’s compensation levels based on those evaluations. In determining the compensation of our executive officers other than our Chief Executive Officer, the Compensation Committee takes into account the recommendations and evaluations from our Chief Executive Officer.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee of our Board of Directors held 3 meetings in 2012. Messrs. Mr. Knetzger (Chairman) and Mr. Lockhart are the current members of this committee. The current members of the Corporate Governance and Nominating Committee are not “independent,” as that term is defined under current NYSE and NASDAQ listing standards. The Corporate Governance and Nominating Committee recommends individuals for election to the board of directors for vote by the stockholders at the annual meeting. The Corporate Governance and Nominating Committee has adopted a written charter, a copy of which is available on the Company’s website at www.bonds.com under the heading “Investor Relations” or in print upon written request addressed to the Secretary of the Company, without charge to any person. Requests should be addressed to Bonds.com Group, Inc., Attn: Secretary, 1500 Broadway, 31st Floor, New York, NY, 10036.

The size and composition of our Board of Directors is the subject of detailed voting arrangements described elsewhere in this Proxy Statement. In addition to considering the impact and requirements of these voting arrangements, the Corporate Governance and Nominating Committee expects to fulfill its responsibility for nominating directors by reviewing the composition of our full Board of Directors to determine the qualifications and areas of expertise needed to further enhance the composition of our Board of Directors and work with our full Board of Directors, management and others in identifying and attracting candidates with those qualifications.

The Corporate Governance and Nominating Committee will consider director candidates recommended by stockholders. To have a candidate considered by the Corporate Governance and Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

●	The name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and
●	The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Corporate Governance and Nominating Committee and nominated by our Board of Directors.

The stockholder recommendation and information described above must be sent to the Secretary of the Company at 1500 Broadway, 31st Floor, New York, NY, 10036 and must be received by the Secretary not less than 60 days nor more than 90 days prior to the anniversary date of the Company’s most recent annual meeting of shareholders.

Nominees may be suggested by directors, members of management, or stockholders (as discussed above). In identifying and considering each potential candidate for nomination to our Board of Directors (including those recommended by stockholders), the Corporate Governance and Nominating Committee considers a number of criteria set forth in the Company’s Corporate Governance Guidelines, including, without limitation, a potential candidate’s (i) diversity of viewpoints, background, experience and other demographics, and (ii) ability to devote the time and effort necessary to fulfill his or her responsibilities to the Company. In addition to the requirements set out in the Company’s Corporate Governance Guidelines and its charter, the Corporate Governance and Nominating Committee considers a potential candidate’s judgment, integrity, independence, understanding of the Company’s business or other related industries, quality of experience, the needs of the Company, the range of talent and experience already represented on our Board of Directors, and such other factors it determines are pertinent in light of the then current needs of our Board of Directors.

Code of Ethics

The Company has adopted a “Code of Business Conduct and Ethics,” which applies to our Board of Directors and our officers and employees (the “Code of Ethics”). The Code of Ethics is intended to focus our Board of Directors, the individual directors and our executive officers and employees on areas of ethical risk, help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty and accountability. The Code of Ethics covers areas of personal conduct relating to service on our Board of Directors and as an executive officer or employee of the Company, including conflicts of interest, unfair or unethical use of corporate opportunities, strict maintenance of confidential information, compliance with laws and regulations and oversight of ethics and compliance by employees of the Company.

The full text of the Code of Ethics is available on our website at www.bonds.com under the heading “Investor Relations” or in print upon written request addressed to the Secretary of the Company, without charge to any person. Requests should be addressed to Bonds.com Group, Inc., Attn: Secretary, 1500 Broadway, 31st floor, New York, NY 10036.

Corporate Governance Guidelines

The Company has adopted Corporate Governance Guidelines, which provide guidelines on director qualifications and expectations, responsibilities of key board committees, director compensation, and other subjects concerning corporate governance. The full text of the Corporate Governance Guidelines are available on the Company’s website, at www.bonds.com under the heading “Investor Relations” or in print upon written request addressed to the Secretary of the Company, without charge to any person. Requests should be addressed to Bonds.com Group, Inc., Attn: Secretary, 1500 Broadway, 31st floor, New York, NY 10036.

Board Leadership Structure

A non-employee director serves as our Chairman of our Board of Directors. The Company has separated the Chairman and Chief Executive Officer functions to provide greater oversight and accountability within the Company. The Chairman is not an independent director under the listing standards of the NYSE or NASDAQ. Currently, our Board of Directors is comprised of ten directors, none of whom satisfy such independence standards. We are not currently subject to any requirements that a majority of our Board of Directors be comprised of independent directors. However, a majority of our Board of Directors is comprised of non-employee directors. Additionally, the Company and certain of our stockholders are subject to agreements regarding the size and composition of our Board of Directors (such as the Stockholders’ Agreement which is described elsewhere in this Proxy Statement). In light of these factors, and based on our size and stage of development, we believe that our Board of Directors leadership structure is appropriate for the time being.

Board of Directors’ Role in Risk Oversight

Our Board of Directors has delegated responsibility for risk oversight to our Audit Committee. We anticipate that our Audit Committee will work with management to identify, monitor and address key risks, and that management or our Audit Committee will periodically report to our Board of Directors on these matters.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executives officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

We seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors, or the Compensation Committee of our Board of Directors. To the extent there is any significant vote against our named executive officer compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the compensation tables and any related material disclosed in this Proxy Statement.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE

COMPENSATION

The Dodd-Frank Act also provides that stockholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC, which we refer to as an advisory vote on executive compensation. By voting with respect to this Proposal No. 3, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

Our Board of Directors has determined that an advisory vote on executive compensation that occurs once every three years is the most appropriate alternative for the Company and therefore our Board of Directors recommends that you vote for a three-year interval for the advisory vote on executive compensation. In determining to recommend that stockholders vote for a frequency of once every three years, our Board of Directors considered how an advisory vote at this frequency will provide our stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short term variations in compensation and business results. An advisory vote occurring once every three years will also permit our stockholders to observe and evaluate the impact of any changes to our executive compensation policies and practices which have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation. We will continue to engage with our stockholders regarding our executive compensation program during the period between advisory votes on executive compensation.

The Company recognizes that the stockholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our stockholders as to their preferences on the frequency of an advisory vote on executive compensation.

This vote is advisory and not binding on the Company or our Board of Directors in any way. Our Board of Directors and the Compensation Committee will take into account the outcome of the vote, however, when considering the frequency of future advisory votes on executive compensation. Our Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our stockholders.

Stockholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, or three years (or abstain) when voting in response to the following resolution:

RESOLVED, that the stockholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the compensation of the Company’s named executive officers as set forth in the Company’s Proxy Statement should be every year, every two years, or every three years.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting simply to approve or disapprove a recommendation of our Board of Directors. The Company has determined to view the alternative receiving the greatest number of votes cast as the advisory vote of the stockholders, although such vote will not be binding on us or our Board of Directors. Abstentions and broker non-votes will not affect the outcome of the vote on this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE “FOR” THE

OPTION OF ONCE EVERY THREE YEARS AS THE PREFERRED FREQUENCY FOR ADVISORY

VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

(UNINSTRUCTED PROXY CARDS WILL BE VOTED IN SUCH A MANNER).

PROPOSAL NO. 4

ADJOURNMENT, POSTPONEMENT OR CONTINUATION OF THE ANNUAL MEETING

If at the Annual Meeting, the number of shares of Voting Stock present or represented and voting in favor of Proposal No. 1, Proposal No. 2 or Proposal No. 3 is insufficient to approve any of the proposals, our management may move to adjourn, postpone or continue the Annual Meeting in order to enable our Board of Directors to continue to solicit additional proxies in favor of Proposal No. 1, Proposal No. 2 or Proposal No. 3. In that event, you will be asked to vote only upon the adjournment, postponement or continuation proposal and not on any other proposals. In this proposal, we are asking you to authorize the holder of any proxy solicited by our Board of Directors to vote in favor of adjourning, postponing or continuing the Annual Meeting and any later adjournments. If our stockholders approve the adjournment, postponement or continuation proposal, we could adjourn, postpone or continue the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of Proposal No. 1, Proposal No. 2 or Proposal No. 3, including the solicitation of proxies from stockholders that have previously voted against the proposals. Among other things, approval of the adjournment, postponement or continuation proposal could mean that, even if proxies representing a sufficient number of votes against the other proposals have been received, we could adjourn, postpone or continue the Annual Meeting without a vote on the other proposals and seek to convince the holders of those shares to change their votes to votes in favor of the approval of the proposals.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 4.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, generally requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities (“10% owners”) to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, executive officers and 10% owners are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on review of copies of the reports furnished to us during the period from January 1, 2012 to December 31, 2012, Bonds MX, Edwin L. Knetzger III and Robert Jones, failed to timely file certain Form 4 filings with respect to the acquisition of beneficial ownership of our Common Stock in January 2012 and June 2012.

EXECUTIVE COMPENSATION

The following table sets forth, in summary form, the compensation for the fiscal years ended December 31, 2012 and December 31, 2011 of certain of our current and former executive officers as of the end of our most recently completed fiscal year, who constitute all of the Company’s “Named Executive Officers” for such fiscal years pursuant to SEC rules.

Bonds.com Group, Inc.

2012 and 2011 Summary Compensation Table

			Option	Bonus	All Other		Total
Name and Principal		Salary	Awards	Awards	Compensation		Compensation
Position	Year	($)	($)	($)	($)	Ref.	($)
Thomas Thees
Chief Executive Officer (1)(7)	2012	$192,432	$961,644	$75,000	$10,087	(12)	$1,239,163
Michael O. Sanderson	2012	$—	$—	$—	$241,319	(11)	$241,319
Chief Executive Officer (2)(8)	2011	$272,500	$415,365	$70,000	$18,597	(13)	$776,462
George O’Krepkie	2012	$300,000	$85,888	$50,000	$35,014	(14)	$470,902
President (3)(9)	2011	$195,000	$283,188	$—	$433,958	(15)	$912,146
Jeffrey Chertoff
Chief Financial Officer (4)	2011	$129,306	$—	$35,000	$5,367	(6)	$169,673
John Ryan	2012	$200,000	$93,742	$75,000	$22,086	(17)	$390,828
Chief Administrative Officer/
Chief Financial Officer (5)(10)	2011	$165,756	$80,945	$35,000	$61,933	(18)	$343,634
David J. Weisberger
Chief Operating Officer (6)	2012	$80,208	$122,490	$—	$93,826	(11)	$296,524

(1)	Thomas Thees was appointed Chief Executive officer of the Company on June 1, 2012. The Company and Mr. Thees are parties to an Employment Agreement dated May 16, 2012, which is described below under “EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL.”
(2)	Michael O. Sanderson was appointed Chief Executive Officer of the Company on February 26, 2010. Mr. Sanderson’s employment terminated in December 2011. See Separation Agreement with Michael O. Sanderson noted below.
(3)	George O’Krepkie was appointed President of the Company on February 2, 2011. During the fiscal year ended December 31, 2011, Mr. O’Krepkie was our Head of Sales. The Company and Mr. O’Krepkie are parties to an Employment Agreement dated February 2, 2011, which is described below under “EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL.”
(4)	The Company and Mr. Chertoff were parties to an Employment Agreement dated February 2, 2011. Mr. Chertoff resigned from the Company in September 2011.
(5)	John Ryan was appointed Chief Administrative Officer of the Company on February 2, 2011. The Company and Mr. Ryan are parties to an Employment Agreement dated February 2, 2011, which is described below under “EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL.” In October 2011 Mr. Ryan was appointed to the additional role of Chief Financial Officer.
(6)	David J. Weisberger was appointed Chief Operating Officer of the Company on February 24, 2012. Mr. Weisberger’s employment terminated July 31, 2012. See Separation Agreement with David J. Weisberger noted below.
(7)	On June 1, 2012, Mr. Thees was granted the right to purchase a total of 195,000 shares of common stock at a strike price of $36 (such number of options and strike price reflect adjustment for the 1 for 400 reverse stock split effected by the Company on April 25, 2013). 25% vested at grant and the remaining rights vest quarterly over a three-year period. The amounts set forth in the “Option Awards” column represent the aggregate grant date fair value of awards made during the fiscal year ended December 31, 2012 in accordance with ASC Topic 718 of the Financial Accounting Standards Board Accounting Standards Codification. Assumptions used in the calculation of these amounts are included in Note 16 of the Company’s audited consolidated financial statements (the “Financial Statements”) in the Annual Report. See Option Repricing below for more information about the adjustment to the strike price of Mr. Thees’ options.
(8)	On July 14, 2011, Mr. Sanderson was originally granted the right to purchase a total of 102,629 shares of common stock at a strike price of $30 (such number of options and strike price reflect adjustment for the 1 for 400 reverse stock split effected by the Company on April 25, 2013). 25% vested at grant and the remaining rights vest quarterly over a four-year period. These rights originally expired July 14, 2018. In accordance with Mr. Sanderson’s Separation Agreement, the total share of common stock that may vest under this award is 59,332. The amounts set forth in the “Option Awards” column represent the aggregate grant date fair value of awards made during the fiscal year ended December 31, 2012 in accordance with ASC Topic 718 of the Financial Accounting Standards Board Accounting Standards Codification. Assumptions used in the calculation of these amounts are included in Note 16 of the Financial Statements in the Annual Report.
(9)	In February 2, 2011 and July 14, 2011, Mr. O’Krepkie was granted the right to purchase a total of 91,875 and 9,754 shares of common stock, respectively, at various strike prices ranging from $28 to $42 (such number of options and strike prices reflect adjustment for the 1 for 400 reverse stock split effected by the Company on April 25, 2013). Approximately 45,000 of the options vested at grant date and the balance vest over various periods from 3 to 4 years. The amounts set forth in the “Option Awards” column represent the aggregate grant date fair value of awards made during the fiscal year ended December 31, 2012 in accordance with ASC Topic 718 of the Financial Accounting Standards Board Accounting Standards Codification. Assumptions used in the calculation of these amounts are included in Note 16 of the Financial Statements in the Annual Report. See Option Repricing below for more information about the adjustment to the strike price of Mr. O’Krepkie’s options.

(10)	On July 14, 2011 and May 30, 2012, Mr. Ryan was granted the right to purchase a total of 20,000 and 11,250 shares of common stock, respectively, at various strike prices ranging from $28 to $30 (such number of options and strike prices reflect adjustment for the 1 for 400 reverse stock split effected by the Company on April 25, 2013). Approximately 7,750 of these options vested at grant date and the balance vest over a four-year period. The amounts set forth in the “Option Awards” column represent the aggregate grant date fair value of awards made during the fiscal year ended December 31, 2012 in accordance with ASC Topic 718 of the Financial Accounting Standards Board Accounting Standards Codification. Assumptions used in the calculation of these amounts are included in Note 16 of the Financial Statements in the Annual Report. See Option Repricing below for more information about the adjustment to the strike price of Mr. Ryan’s options.
(11)	In 2012 Mr. Sanderson was paid $241,319 in accordance with his separation agreement. See Separation Agreement with Michael O. Sanderson noted below. In 2012 Mr. Weisberger was paid $85,131 in accordance with his separation agreement. See Separation Agreement with David J. Weisberger noted below. While employed as Chief Operating Officer, the Company paid 100% of Mr. Weisberger’s health and other benefit costs amounting to $8,695 in 2012.
(12)	The Company paid 100% of Mr. Thees’ health and other benefit costs amounting to $10,087 in 2012.
(13)	The Company paid 100% of Mr. Sanderson’s health and other benefit costs amounting to $18,597 in 2011.
(14)	The Company paid 100% of Mr. O’Krepkie’s health and other benefit costs amounting to $35,014 in 2012.
(15)	The Company paid Mr. O’Krepkie $401,908 of commissions in 2011. Additionally 100% of Mr. O’Krepkie’s health and other benefit costs amounting to $32,050 in 2011.
(16)	In 2012 the Company paid 100% of Mr. Ryan’s health and other benefit costs amounting to $18,086, and a rental allowance of $4,000.
(17)	In 2011, the Company paid 100% of Mr. Ryan’s health and other benefit costs amounting to $17,647, and a rental allowance of 44,286.

Bonds.com Group, Inc.

Outstanding Executive Equity Awards at Fiscal Year-End

	Options Award
	Number of Securities	Number of Securities
	Underlying Unexercised	Underlying Unexercised	Option	Option
Name	Options Exercisable(11)	Options Unexercisable(11)	Exercise Price (11)	Expiration Date

Thomas Thees (1)	73,125	121,875	$36	05/10/19
Michael Sanderson (2)	54,522	4,811	$30	07/14/18
George O’Krepkie (3)	46,438	—	$28	02/02/18
George O’Krepkie (4)	30,958	15,917	$42	02/02/18
George O’Krepkie (5)	5,182	4,572	$30	07/14/18
John Ryan (6)	10,625	9,375	$30	07/14/18
John Ryan (7)	3,867	7,383	$28	05/30/19
David Weisberger (8)	12,500	—	$42	02/02/18
David Weisberger (9)	12,500	—	$28	02/02/18
David Weisberger (10)	—	6,250	$28	05/30/19

(1)	On May 10, 2012, Thomas Thees was granted 195,000 equity options to purchase common stock. 47,500 vested on June 1, 2012, while the remaining 147,500 vest quarterly over three years from grant date with a final vesting date of June 1, 2015. See Option Repricing below for more information about the adjustment to the strike price of Mr. Thees’ options.
(2)	On July 14, 2011, Michael Sanderson was granted 102,629 equity options to purchase common stock. In accordance with Mr. Sanderson’s Separation Agreement, the maximum number of options that could vest is 59,333. 25,657 vested on July 14, 2011, while the remaining 33,675 vest quarterly over four years from grant date with a final vesting date of July 14, 2015.
(3)	On February 2, 2011, George O’Krepkie was granted 46,438 equity options to purchase common stock. These options vested immediately upon issuance on February 2, 2011. See Option Repricing below for more information about the adjustment to the strike price of Mr. O’Krepkie’s options.
(4)	On February 2, 2011, George O’Krepkie was granted 46,438 equity options to purchase common stock. These options vest quarterly over three years from grant date with a final vesting date of February 2, 2014. See Option Repricing below for more information about the adjustment to the strike price of Mr. O’Krepkie’s options.
(5)	On July 14, 2011, George O'Krepkie was granted 9,754 equity options to purchase common stock. 2,439 vested upon issuance on July 14, 2011, while the remaining 7,316 vest quarterly over four years from grant date with a final vesting date of July 14, 2015. See Option Repricing below for more information about the adjustment to the strike price of Mr. O’Krepkie’s options.
(6)	On July 14, 2011, John Ryan was granted 20,000 equity options to purchase common stock. 5,000 vested upon issuance on July 14, 2011, while the remaining 15,000 vest quarterly over four years from grant date with a final vesting date of July 14, 2015.

(7)	On May 30, 2012, John Ryan was granted 11,250 equity options to purchase common stock. 2,813 vested upon issuance on July 14, 2011, while the remaining 8,438 vest quarterly over four years from grant date with a final vesting date of May 30, 2016.
(8)	On February 2, 2011, David Weisberger was granted 12,500 equity options to purchase common stock. Vesting of these options was modified in accordance with Mr. Weisberger’s Separation Agreement noted within the Employment Agreements with Executive Officers section of this Proxy Statement.
(9)	On February 2, 2011, David Weisberger was granted 12,500 equity options to purchase common stock. Vesting of these options was modified in accordance with Mr. Weisberger’s Separation Agreement noted within the Employment Agreements with Executive Officers section of this Proxy Statement.
(10)	On May 30, 2012, David Weisberger was granted 6,250 equity options to purchase common stock. Vesting of these options was modified in accordance with Mr. Weisberger’s Consulting Agreement noted within the Employment Agreements with Executive Officers section of this Proxy Statement.
(11)	The columns of this table labeled “Number of Securities Underlying Unexercised Options Exercisable,” “Number of Securities Underlying Unexercised Options Unexercisable,” and “Option Exercise Price,” and the footnotes in this table, each reflect adjustment for the 1 for 400 reverse stock split effected by the Company on April 25, 2013, rounded to the nearest whole number.

Option Repricing

On June 20, 2013, upon the recommendation of the Compensation Committee, our Board of Directors unanimously approved the amendment of certain outstanding employee stock options to reduce the exercise price of such options to the fair market value of our Common Stock on June 20, 2013, as determined by reference to the most recent closing price of our Common Stock reported on the OTCQB Market (operated by the OTC Market Group Inc.) which was $8.35 per share (the “Option Repricing”). Prior to the Option Repricing, the exercise prices of previously issued employee stock options were well in excess of the current fair market value of our Common Stock. As a result, we concluded that the outstanding employee stock options no longer served their original purpose of providing incentives to employees. The Option Repricing allows us to incentivize our employees without having to pay cash compensation, and it seeks to align employee and executive compensation with value creation for our stockholders. Among other Company employees, the Option Repricing includes the options held by Messrs. Thees, O’Krepkie and Ryan.

2012 DIRECTOR COMPENSATION

	Paid in Cash	Option Awards	All Other Compensation (5)	Total
Name	($)	($)	($)	($)
Henri J. Chaoul (1)	—	—	56,001	56,001
Michel Daher (1)	—	—	36,999	36,999
Marc Daher (3)	—	—	6,249	6,249
Michael Gooch (1)	—	—	42,499	42,499
Patricia Kemp (2)(6)	—	28,667	44,499	73,166
Marwan Khoueiri (4)	—	—	9,333	9,333
Edwin L. Knetzger (7)	—	84,333	63,999	148,332
H. Eugene Lockhart (2)(8)	—	28,000	30,999	58,999
David S. Bensol (9)	—	68,667	—	68,667
George P. Jameson (10)	—	68,333	—	68,333

(1)	Elected to the Board in December 2011.
(2)	Elected to the Board in February 2011.
(3)	Elected to the Board in October 2012.
(4)	Elected to the Board in June 2012 and resigned in September 2012.
(5)	Amounts in the All Other Compensation column above relate to directors' fees earned in 2012. Directors' fees consist of annual retainer fees, meeting participation fees, committee retainer fees and Committee meeting participation fees. The Company has the right to pay the fees in cash or other consideration and is currently in discussions to determine pay-out method of 2012 amounts.
(6)	In consideration of 2011 earned directors’ fees, on May 30, 2012, Ms. Kemp was granted equity options to purchase 3,583 shares of common stock at a strike price of $28 (such number of options and strike price reflect adjustment for the 1 for 400 reverse stock split effected by the Company on April 25, 2013). These shares were fully vested on the grant date. The amounts set forth in the “Option Awards” column represent the aggregate grant date fair value of awards made during the fiscal year ended December 31, 2012 in accordance with ASC Topic 718 of the Financial Accounting Standards Board Accounting Standards Codification. Assumptions used in the calculation of these amounts are included in Note 16 of the Financial Statements in the Annual Report.
(7)	In consideration of 2011 earned directors’ fees, on May 30, 2012, Mr. Knetzger was granted equity options to purchase 10,541 shares of common stock at a strike price of $28 (such number of options and strike price reflect adjustment for the 1 for 400 reverse stock split effected by the Company on April 25, 2013). These shares were fully vested on the grant date. The amounts set forth in the “Option Awards” column represent the aggregate grant date fair value of awards made during the fiscal year ended December 31, 2012 in accordance with ASC Topic 718 of the Financial Accounting Standards Board Accounting Standards Codification. Assumptions used in the calculation of these amounts are included in Note 16 of the Financial Statements in the Annual Report.
(8)	In consideration of 2011 earned directors’ fees, on May 30, 2012, Mr. Lockhart was granted equity options to purchase 3,500 shares of common stock at a strike price of $28 (such number of options and strike price reflect adjustment for the 1 for 400 reverse stock split effected by the Company on April 25, 2013). These shares were fully vested on the grant date. The amounts set forth in the “Option Awards” column represent the aggregate grant date fair value of awards made during the fiscal year ended December 31, 2012 in accordance with ASC Topic 718 of the Financial Accounting Standards Board Accounting Standards Codification. Assumptions used in the calculation of these amounts are included in Note 16 of the Financial Statements in the Annual Report.
(9)	In consideration of 2011 earned directors’ fees, on May 30, 2012, Mr. Bensol was granted equity options to purchase 8,583 shares of common stock at a strike price of $28 (such number of options and strike price reflect adjustment for the 1 for 400 reverse stock split effected by the Company on April 25, 2013). These shares were fully vested on the grant date. The amounts set forth in the “Option Awards” column represent the aggregate grant date fair value of awards made during the fiscal year ended December 31, 2012 in accordance with ASC Topic 718 of the Financial Accounting Standards Board Accounting Standards Codification. Assumptions used in the calculation of these amounts are included in Note 16 of the Financial Statements in the Annual Report.

(10)	In consideration of 2011 earned directors’ fees, on May 30, 2012, Mr. Jameson was granted equity options to purchase 8,541 shares of common stock at a strike price of $28 (such number of options and strike price reflect adjustment for the 1 for 400 reverse stock split effected by the Company on April 25, 2013). These shares were fully vested on the grant date. The amounts set forth in the “Option Awards” column represent the aggregate grant date fair value of awards made during the fiscal year ended December 31, 2012 in accordance with ASC Topic 718 of the Financial Accounting Standards Board Accounting Standards Codification. Assumptions used in the calculation of these amounts are included in Note 16 of the Financial Statements in the Annual Report.

EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Employment Agreements with Executive Officers.

We have Employment Agreements with each of Thomas Thees our Chief Executive Officer, George R. O’Krepkie, our President, and John M. Ryan, our Chief Financial Officer. These Employment Agreements, which are summarized below, provide for the current compensation and benefits of these executive officers and also provide for certain benefits upon a termination of employment or change-in-control.

Employment Agreement with Thomas Thees.

Mr. Thees’ Employment Agreement provides that he shall be Chief Executive Officer of the Company effective June 1, 2012, serving under the supervision of the Board of Directors. The term of the Employment Agreement is indefinite. Mr. Thees’ base salary under his Employment Agreement is $300,000 per year, and he is eligible for an annual performance bonus based on performance at the discretion of our Board of Directors.

Mr. Thees is also entitled to a bonus payment of $750,000 upon a Change of Control (as defined under the Employment Agreement) that occurs during Mr. Thees’ employment period under the Employment Agreement, where the Enterprise Value of the Company (as defined under the Employment Agreement) at the time of such Change of Control is at least $125,000,000.

Mr. Thees’ Employment Agreement provides him with the following severance benefits:

●	Upon a termination for death or disability, Mr. Thees shall be entitled to (a) payment of his base salary through the termination date, (b) payment of any performance bonus previously earned but unpaid (paid at the same time it would otherwise have been paid), and (c) reimbursement of any prior reimbursable business expenses in accordance with the Company’s standard policies;

●	Upon an involuntary termination without “cause,” or a voluntary termination with “good reason” (each as defined in the Employment Agreement), Mr. Thees shall be entitled to (a) payment of his base salary for a period of 18 months from and after the termination date, (b) payment of any performance bonus previously earned but unpaid (paid at the same time it would otherwise have been paid) and a pro−rated bonus for the year in which the termination occurs, (c) reimbursement of any prior reimbursable business expenses in accordance with the Company’s standard policies, (d) payment of his COBRA premiums for continued health insurance coverage for the him and his dependents through the end of the 18−month severance period, and (e) payment for tax planning and executive−level outplacement for up to one year after notice of termination (provided that the aggregate amounts for tax planning and outplacement will not exceed $50,000); and

●	Upon an involuntary termination for “cause” or a voluntary termination without “good reason,” Mr. Thees shall be entitled to payment of his base salary through the termination date plus reimbursement of any prior reimbursable business expenses in accordance with the Company’s standard policies.

The Employment Agreement contains confidentiality and invention assignment provisions, a six−month post−employment non−compete and customer and employee non−solicit covering North America and any other country in which the Company does business; provided, however, such non−competition and non−solicitation covenants do not limit or restrict the Executive from (a) engaging in a business that is not primarily engaged in electronic fixed income trading or (b) soliciting clients, former clients or prospective clients for services that do not directly compete with the services provided by the Company.

The Company granted and issued to the Executive an option to purchase 195,000 shares of the Common Stock at a purchase price of $36 per share (such number of shares and purchase price reflect adjustment for the 1 for 400 reverse stock split effected by the Company on April 25, 2013) for a period of 7 years pursuant to the 2011 Equity Plan (as amended), one−quarter of which shall vest June 1, 2012, and the balance of which shall vest quarterly over a period of three years from June 1, 2012. If prior to January 1, 2014, (i) the Company consummates an equity financing transaction, (ii) as a result of the securities issued by the Company in such equity financing transaction, the shares of Common Stock owned by Mr. Thees (calculated on a fully−diluted basis on the date such financing transaction is consummated) are less than 5% of the Company’s issued and outstanding Common Stock (calculated on a fully−diluted basis on the date such financing transaction is consummated), and (iii) Mr. Thees’ employment period under the Employment Agreement has not terminated at the time such transaction is consummated, then the Company shall also be obligated to issue Mr. Thees additional stock options to purchase such additional number of shares of Common Stock as would cause the shares of Common Stock owned by Mr. Thees (calculated on a fully−diluted basis on the date such financing transaction is consummated) to equal at least 5% of the Company’s issued and outstanding Common Stock (calculated on a fully−diluted basis on the date such financing transaction is consummated), with an exercise price per share equal to the closing price of the Common Stock on the date of grant on any stock exchange or over−the−counter quotation system on which the Common Stock is listed or quoted or, if not so listed or quoted, equal to the fair market value thereof determined in good faith by the Board.

Employment Agreement with George O’Krepkie.

Mr. O’Krepkie’s Employment Agreement provides that he shall be President of the Company, serving under the direction and supervision of the Company’s CEO or its Board of Directors. The term of the Employment Agreement is indefinite. Mr. O’Krepkie’s base salary under the Employment Agreement is $300,000 per year, and he is eligible for an annual performance bonus on performance at the discretion of our Board of Directors.

Mr. O’Krepkie’s Employment Agreement provides him with the following severance benefits:

●	Upon a termination for death or disability, Mr. O’Krepkie shall be entitled to (a) payment of his base salary through the termination date, (b) payment of any performance bonus previously earned but unpaid (paid at the same time it would otherwise have been paid), (c) and (d) reimbursement of any prior reimbursable business expenses in accordance with the Company’s standard policies;
●	Upon an involuntary termination without “cause,” or a voluntary termination with “good reason” (each as defined in the Employment Agreement), Mr. O’Krepkie shall be entitled to (a) payment of his base salary for a period of 18 months from and after the termination date, (b) payment of any performance bonus previously earned but unpaid (paid at the same time it would otherwise have been paid), (c) reimbursement of any prior reimbursable business expenses in accordance with the Company’s standard policies, and (d) reimbursement of his COBRA premiums for continued health insurance coverage for him and his dependents through the end of the 18-month severance period; and
●	Upon an involuntary termination for “cause” or a voluntary termination without “good reason,” Mr. O’Krepkie shall be entitled to payment of his base salary through the termination date plus reimbursement of any prior reimbursable business expenses in accordance with the Company’s standard policies.

Mr. O’Krepkie’s Employment Agreement contains confidentiality and invention assignment provisions, a 12-month post-employment non-compete and customer and employee non-solicit covering North America and any other country in which the Company does business; provided, however, such non-competition and non-solicitation covenants do not limit or restrict Mr. O’Krepkie from (a) engaging in a business that is not primarily engaged in electronic fixed income trading or (b) soliciting clients, former clients or prospective clients for services that do not directly compete with the services provided by the Company.

Employment Agreement with John M. Ryan.

Pursuant to his Employment Agreement, Mr. Ryan’s base salary shall not be less than $225,000 per year, and he is eligible for an annual performance bonus on performance at the discretion of our Board of Directors. The term of the Employment Agreement is indefinite.

Mr. Ryan’s Employment Agreement provides him with the following severance benefits:

●	Upon a termination for death or disability, Mr. Ryan shall be entitled to (a) payment of his base salary through the termination date, (b) payment of any performance bonus previously earned but unpaid (paid at the same time it would otherwise have been paid), and (c) reimbursement of any prior reimbursable business expenses in accordance with the Company’s standard policies;
●	Upon an involuntary termination without “cause,” or a voluntary termination with “good reason” (each as defined in the Employment Agreement), Mr. Ryan shall be entitled to (a) payment of his base salary for a period of 12 months from and after the termination date, (b) payment of any performance bonus previously earned but unpaid (paid at the same time it would otherwise have been paid), (c) reimbursement of any prior reimbursable business expenses in accordance with the Company’s standard policies, and (d) reimbursement of his COBRA premiums for continued health insurance coverage for the him and his dependents through the end of the 12-month severance period; and
●	Upon an involuntary termination for “cause” or a voluntary termination without “good reason,” Mr. Ryan shall be entitled to payment of his base salary through the termination date plus reimbursement of any prior reimbursable business expenses in accordance with the Company’s standard policies.

Mr. Ryan’s Employment Agreement contains confidentiality and invention assignment provisions, a 12-month post-employment non-compete and customer and employee non-solicit covering North America and any other country in which the Company does business.

Severance and Separation Arrangements with David J. Weisberger and Michael O. Sanderson.

Separation Agreement with David J. Weisberger

On August 1, 2012, David J. Weisberger and the Company agreed that Mr. Weisberger would cease serving as Chief Operating Officer (an officer of the Company) effective July 31, 2012, and Mr. Weisberger’s employment with the Company terminated at that time. In connection with the termination of Mr. Weisberger’s employment, the Company and Mr. Weisberger entered into the Separation Agreement dated as of August 1, 2012 (the “Weisberger Separation Agreement”). Except with respect to certain restrictive covenants in favor of the Company and given by Mr. Weisberger and certain other matters, the Weisberger Separation Agreement terminated the Employment Agreement dated February 2, 2011, between the Company and Mr. Weisberger.

The Weisberger Separation Agreement also provides Mr. Weisberger with the following severance benefits, which were otherwise payable under his Employment Agreement: (a) the Company will pay Mr. Weisberger severance at the rate of $175,000 per annum for 12 months after July 31, 2012, less ordinary payroll deductions; and (b) Mr. Weisberger shall be entitled to reimbursement of his COBRA premiums for continued health insurance coverage for him and his dependents through the end of the 12-month severance period.

Separation Agreement with Michael O. Sanderson

On December 5, 2011, Michael O. Sanderson and the Company agreed that Mr. Sanderson would cease serving as Chief Executive Officer and Co-Chairman (an officer of the Company) effective December 29, 2011, and Mr. Sanderson’s employment with the Company terminated at that time. In connection with the termination of Mr. Sanderson’s employment, the Company and Mr. Sanderson entered into the Separation Agreement dated as of December 5, 2011 (the “Sanderson Separation Agreement”). Except with respect to certain restrictive covenants in favor of the Company and given by Mr. Sanderson and certain other matters, the Sanderson Separation Agreement terminated the Employment Agreement dated February 2, 2011, between the Company and Mr. Sanderson.

The Sanderson Separation Agreement also provides Mr. Sanderson with the following severance benefits, which were otherwise payable under his Employment Agreement: (a) the Company will pay Mr. Sanderson severance at the rate of $200,000 per annum for 18 months after December 29, 2011 for a total amount of $300,000, less ordinary payroll deductions; and (b) Mr. Sanderson shall be entitled to reimbursement of his COBRA premiums for continued health insurance coverage for him and his dependents through the end of the 18-month severance period.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting process on behalf of our Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements included in the Annual Report, with our management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. A written charter approved by our Board of Directors governs the Audit Committee.

The Audit Committee reviewed with our management and our independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles. The Audit Committee has also discussed with the independent auditors the matters required to be discussed pursuant to Statement of Auditing Standards No. 61, “Codification of Statements on Auditing Standards, Communication with Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Rule 3600T of the Public Company Accounting Oversight Board, which adopts on an interim basis Independence Standards Board Standard No. 1, relating to independence discussions with audit committees, has discussed with the independent auditors their independence from us and our management and has considered whether the independent auditor’s provision of non-audit services to us is compatible with maintaining the auditor’s independence.

The Audit Committee discussed with the independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without our management present, to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting.

Each of the Audit Committee members has represented that they do not have a relationship with us that might interfere with the exercise of his or her independence from us and our management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors, and our Board of Directors has approved, that the audited financial statements be included in the Annual Report, for filing with the SEC.

Date: June 21, 2013	AUDIT COMMITTEE:
Henri J. Chaoul, Ph.D. (Chairman)
Patricia Kemp

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of June 6, 2013, the number of shares of our voting equity securities owned by (i) each person who is known by us to own of record or beneficially five percent (5%) or more of any class of our voting equity securities, (ii) each of our directors, (iii) each of our executive officers and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares of our voting equity securities beneficially owned.

Name of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (2)	Percentage of Common Stock Beneficially Owned (2)(3)	Shares of Series C Convertible Preferred Beneficially Owned (2)(3)	Shares of Series E and E-2 Convertible Preferred Beneficially Owned (2)(3)	Aggregate Voting Percentage (2)(4)

Directors and Executive Officers:

Henri J Chaoul, Ph. D.	—	—	—	—	—
Michel Daher (5)	751,434	75.54%	—	10,000	39.98%
Michael Gooch	—	—	—	—	—
Patrica Kemp (6)	18,977	7.24%	—	0	1.23%
Edwin L Knetzger III (7)	262,563	58.26%	—	2,434	16.08%
H. Eugene Lockhart (8)	18,894	7.21%	—	0	1.23%
George O’Krepkie (9)	91,230	27.27%	—	0	5.65%
John Ryan (10)	18,087	6.94%	—	0	1.17%
Thomas Thees (11)	97,500	28.61%	—	0	6.02%
Marc Daher (12)	751,434	75.54%	—	10,000	39.98%
Michael Trica (13)	144,391	37.24%	—	2,000	9.48%

All Directors and Executive Officers as a Group:	1,403,076	88.22%	—	14,434	62.79%

Five Percent Beneficial Owners:

Oak Investment Partners XII, LP (14)	593,988	70.94%	8,795	3,000	33.51%
Daher Bonds Investment Company (15)	450,861	64.95%		6,000	25.96%
GFINET Inc. (16)	421,426	63.40%		3,000	24.52%
Mida Holdings (17)	300,573	55.26%		4,000	18.05%
Fund Holdings LLC (18)	42,394	17.42%			2.78%
Dan Tully (19)	195,556	44.56%			12.06%
Bonds MX, LLC (20)	179,306	42.43%		300	11.17%
Jefferies & Co (21)	154,332	38.81%			9.68%
Trimarc Capital, LLC (22)	144,391	37.24%		2,000	9.06%
John Barry III (23)	51,598	21.21%			3.39%
Laidlaw Related (24)	58,317	20.77%			3.74%
John Barry IV (25)	51,221	19.83%			3.24%
Mark Hollo (26)	59,709	20.20%			3.79%
BR Trust (27)	52,342	17.70%			3.32%
Michael Sanderson (28)	59,998	19.82%			3.79%
Robert Jones (29)	53,570	18.92%			3.45%
XOL Holdings (30)	37,571	13.38%		500	2.44%
David Weisberger (31)	31,961	11.61%	114		2.06%
Plough Penny Partners, LP (32)	23,157	8.69%		100	1.51%
Tully Capital Partners (33)	16,250	6.26%			1.06%
Richard B. Coons (34)	15,624	6.03%			1.02%
Duncan Family, LLC (35)	12,500	5.14%			0.82%

(1) Unless otherwise noted, the address of each person is c/o Bonds.com Group, Inc., 1500 Broadway, 31st Floor, New York, New York 10036.

(2) As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(3) The Company has issued and outstanding shares of four classes of equity securities that are entitled to vote with respect to the election of directors: Common Stock, Series C Convertible Preferred Stock (“Series C Preferred”), and Series E Convertible Preferred Stock (“Series E Preferred”) and Series E-2 Convertible Preferred Stock (Series E-2 Preferred and, collectively with the Series E Preferred, “Series E/E-2 Preferred”). The Common Stock, Series C Preferred and Series E/E-2 Preferred all vote together as a single voting group with respect to the election of directors, with holders of Common Stock having one vote per share, holders of Series C Preferred currently having 6 votes per share, and holders of Series E/E-2 Preferred having such number of votes per share as if they had converted to Common Stock (which, as of June 6, 2013, equates to 40 votes per share for our Series E/E-2 Preferred issued on December 5, 2011, 40 votes per share for our shares of Series E/E-2 Preferred issued on January 24, 2012, 39 votes per share for our shares of Series E/E-2 Preferred issued on June 8, 2012, and 37 votes per share for our shares of Series E/E-2 Preferred issued on February 28, 2013). The information in this table is based upon 243,438 shares of Common Stock issued, 10,000 shares of Series C Preferred issued and outstanding (which have an aggregate of approximately 60,000 votes in connection with the election of directors), 11,831 shares of Series E Preferred issued and outstanding (which, as of June 6, 2013, have an aggregate of approximately 473,240 votes in connection with the election of directors), and 19,000 shares of Series E-2 Preferred issued and outstanding (which, as of March 15, 2013, have an aggregate of approximately 747,300 votes in connection with the election of directors. The Common Stock, Series C Preferred and Series E/E-2 Preferred also vote as a single voting group on all other matters presented to the stockholders of the Company, except as otherwise required by law.

(4) The “Aggregate Voting Percentage” column represents for each person the number of votes which the shares beneficially owned by such person are entitled to in connection with the election of directors, expressed as percentage relative to the total number of votes which may be cast for the election of directors. As in the rest of the table, the percentages in this column are calculated assuming that such person has acquired and may vote any shares such person has the right to acquire within 60 days but such shares are not deemed to be issued and outstanding for the purposes of computing the voting percentage of any other person.

(5) Comprised of (a) 236,576 shares of Common Stock issuable upon conversion of shares of Series E-2 Preferred owned of record by Daher Bonds Investment Company (“DBIC”), (b) 214,585 shares of Common Stock issuable upon exercise of warrants to purchase shares of Common Stock owned of record by DBIC, (c) 157,717 shares of Common Stock issuable upon conversion of shares of Series E-2 Preferred owned of record by Mida Holdings (“Mida”), and (d) 142,856 shares of Common Stock issuable upon exercise of warrants to purchase shares of Common Stock owned of record by Mida. Michel Daher is a Manager of DBIC and the Manager of Mida. His business address is P.O. Box 241, Ferzol Main Road, Bekaa Valley, Lebanon.

(6) Comprised of shares that Ms. Kemp has the right to acquire within 60 days upon the exercise of stock options.

(7) Comprised of (a) 42,394 issued and outstanding shares of Common Stock owned by Fund Holdings LLC, of which Mr. Knetzger is the manager, (b) 12,822 issued and outstanding shares of Common Stock owned by Mr. Knetzger, (c) 28,041 shares of Common Stock that Mr. Knetzger has the right to acquire within 60 days upon the exercise of outstanding stock options and warrants and, (d) 2,134 shares of Series E Preferred and 300 shares of Series E-2 Preferred owned by Bonds MX, LLC of which Mr. Knetzger is a member. Mr. Knetzger holds a 17.4% interest in Fund Holdings LLC and a 50% interest in Bonds MX, LLC. Accordingly, Mr. Knetzger disclaims beneficial ownership of the shares described in clauses (a) and (d), except to the extent of his pecuniary interest in 16.3% of such shares owned by Funds Holdings, LLC and 50% of the shares owned by Bonds MX, LLC. The address for Mr. Knetzger is c/o DivcoWest, 575 Market Street, 35th Floor, San Francisco, California 94105.

(8) Comprised of shares that Mr. Lockhart has the right to acquire within 60 days upon the exercise of stock options.

(9) Comprised of shares that Mr. O’Krepkie has the right to acquire within 60 days upon the exercise of stock options.

(10) Comprised of (a) 666 issued and outstanding shares of Common Stock owned by Mr. Ryan and (b) shares that Mr. Ryan has the right to acquire within 60 days upon the exercise of stock options.

(11) Comprised of shares that Mr. Thees has the right to acquire within 60 days upon the exercise of stock options.

(12) Comprised of (a) 236,576 shares of Common Stock issuable upon conversion of shares of Series E-2 Preferred owned of record by Daher Bonds Investment Company (“DBIC”), (b) 214,585 shares of Common Stock issuable upon exercise of warrants to purchase shares of Common Stock owned of record by DBIC, (c) 157,717 shares of Common Stock issuable upon conversion of shares of Series E-2 Preferred owned of record by Mida Holdings (“Mida”), and (d) 142,856 shares of Common Stock issuable upon exercise of warrants to purchase shares of Common Stock owned of record by Mida. The reporting person, Marc Daher, is an immediate family member of, and shares a household with, Michel Daher. For that reason, the reporting person is disclosing a beneficial ownership interest in the securities owned by Mida and DBIC and attributed to Michel Daher. His business address is P.O. Box 241, Ferzol Main Road, Bekaa Valley, Lebanon.

(13) Comprised of (a) 72,963 shares of Common Stock issuable upon conversion of shares of Series E-2 Preferred owned of record by Trimarc Capital Fund, LP (“Trimarc”), and (b) 71,428 shares of Common Stock issuable upon exercise of warrants to purchase shares of Common Stock owned of record by Trimarc. Michael H. Trica is a Manager of Trimarc. Trimac’s business address is 400 Madison Avenue, Suite 9D, New York, New York 10017.

(14) Comprised of 343,989 shares of Common Stock issuable upon the conversion of Series C Preferred, Series E Preferred and Series E-2 Preferred held of record by Oak Investment Partners XII, Limited Partnership (“Oak”), and (b) 249,999 shares of Common Stock issuable upon conversion of warrants to purchases shares of Common Stock owned of record by Oak. Oak Associates XII, LLC (Oak’s general partner), Oak Management Corporation, (the manager of Oak Associates XII, LLC), and Bandel L. Carano, Gerald R. Gallagher, Edward F. Glassmeyer, Fredric W. Harman, Ann H. Lamont, Iftikar A. Ahmed, Warren B. Riley and Grace A. Ames, (each partners of Oak and, collectively, the “Oak Partners”) may be deemed to beneficially own the securities owned of record by Oak. Oak and certain other security holders of the Company are parties to the Series E Stockholders’ Agreement described elsewhere in this Proxy Statement, which includes provisions with respect to the voting for members of the Company’s Board of Directors. Oak, Oak Associates XII, LLC, Oak Management Corporation and the Oak Partners disclaim beneficial ownership of any shares of Common Stock other than those reported as beneficially owned by it. Oak’s address is 901 Main Avenue, Suite 600, Norwalk, Connecticut 06851.

(15) Comprised of (a) 236,576 shares of Common Stock issuable upon conversion of shares of Series E-2 Preferred owned of record by Daher Bonds Investment Company (“DBIC”), (b) 214,585 shares of Common Stock issuable upon exercise of warrants to purchase shares of Common Stock owned of record by DBIC. Michel Daher, a manager of DBIC, and Abdallah Daher, a manager of DBIC, may be deemed to beneficially own the securities owned by DBIC. DBIC and certain other security holders of the Company are parties to the Series E Stockholders’ Agreement described elsewhere in this Proxy Statement, which includes provisions with respect to the voting for members of the Company’s Board of Directors. DBIC disclaims beneficial ownership of any shares of Common Stock other than those reported as beneficially owned by it. DBIC’s business address is P.O. Box 241, Ferzol Main Road, Bekaa Valley, Lebanon.

(16) Comprised of 244,999 shares of Common Stock issuable upon the conversion of Series E Preferred and Series E-2 Preferred held of record by GFINet, Inc. (“GFI”), and (b) 196,427 shares of Common Stock issuable upon conversion of warrants to purchases shares of Common Stock owned of record by GFI. GFI Group Inc. may be deemed to beneficially own the securities owned of record by GFI. GFI and certain other security holders of the Company are parties to the Series E Stockholders’ Agreement described elsewhere in this Proxy Statement, which includes provisions with respect to the voting for members of the Company’s Board of Directors. GFI disclaims beneficial ownership of any shares of Common Stock other than those reported as beneficially owned by it. GFI’s address is c/o GFI Group Inc., 55 Water Street New York, NY 10041.

(17) Comprised of (a) 157,717 shares of Common Stock issuable upon conversion of shares of Series E-2 Preferred owned of record by Mida Holdings (“Mida”), and (b) 142,856 shares of Common Stock issuable upon exercise of warrants to purchase shares of Common Stock owned of record by Mida. Michel Daher, a manager of Mida, may be deemed to beneficially own the securities owned by Mida. Mida and certain other security holders of the Company are parties to the Series E Stockholders’ Agreement described elsewhere in this Proxy Statement, which includes provisions with respect to the voting for members of the Company’s Board of Directors. Mida disclaims beneficial ownership of any shares of Common Stock other than those reported as beneficially owned by it. Mida’s business address is P.O. Box 241, Ferzol Main Road, Bekaa Valley, Lebanon.

(18) Comprised of 42,394 issued and outstanding shares of Common Stock owned by Fund Holdings LLC, of which Mr. Knetzger is the manager. Fund Holdings, LLC disclaims beneficial ownership of any shares of Common Stock other than those reported as beneficially owned by it. The address for Fund Holdings LLC is c/o DivcoWest, 575 Market Street, 35th Floor, San Francisco, California 94105.

(19) Comprised of (a) 97,165 shares of Common Stock issuable upon conversion of shares of Series E Preferred and Series E-2 Preferred owned of record by Bonds MX, LLC of which Tully Capital Partners is a member, and (b) 82,141 shares of Common Stock issuable upon exercise of warrants to purchase shares of Common Stock owned of record by Bonds MX, LLC and (c) 16,250 shares of Common Stock issuable upon exercise of a warrant to purchase Common Stock issued to Tully Capital Partners of which Mr. Tully is a member.

(20) Comprised of (a) 97,165 shares of Common Stock issuable upon conversion of shares of Series E Preferred and Series E-2 Preferred owned of record by Bonds MX, LLC, and (b) 82,141 shares of Common Stock issuable upon exercise of warrants to purchase shares of Common Stock owned of record by Bonds MX, LLC. Hugh Regan is the Manager of Bonds MX, LLC. Mr. Knetzger and Tully Capital Partners, LLC are the sole members of Bonds MX, LLC, each of which owns a 50% interest in Bonds MX, LLC. The address of Bonds MX, LLC is c/o Laidlaw & Company (UK) LTD, 90 Park Avenue, 31st Floor, New York, New York 10016, Att: Hugh Regan.

(21) Comprised of (a) 82,904 shares of Common Stock issuable upon conversion of shares of Series E Preferred owned of record by Jefferies & Company, Inc. (“Jefferies”), and (b) 71,428 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock owned of record by Jefferies. Jefferies Group, Inc. may be deemed to beneficially own the securities owned of record by Jefferies. Jefferies and certain other security holders of the Company are parties to the Series E Stockholders’ Agreement described elsewhere in this Proxy Statement, which includes provisions with respect to the voting for members of the Company’s Board of Directors. Jefferies and Jefferies Group, Inc. disclaim beneficial ownership of any shares of Common Stock other than those reported as beneficially owned by them. Jefferies’ business address is 520 Madison Avenue, New York, New York 10022.

(22) Comprised of (a) 72,963 shares of Common Stock issuable upon conversion of shares of Series E-2 Preferred owned of record by Trimarc Capital Fund, LP (“Trimarc”), and (b) 71,428 shares of Common Stock issuable upon exercise of warrants to purchase shares of Common Stock owned of record by Trimarc. Trimac’s business address is 400 Madison Avenue, Suite 9D, New York, New York 10017.

(23) Comprised of (a) 39,098 shares of common stock held jointly by Mr. Barry with his spouse, Holly A.W. Barry, as tenants by the entirety, and (b) 12,500 shares owned by Duncan Family, LLC, of which Mr. and Mrs. Barry are each 50% owners of the managing membership interest, and of which 20% of the non−managing membership interest is held by Shannon Duncan Family Trust, of which Mr. Barry’s daughter, Shannon Duncan, is the sole trustee and primary beneficiary. Mr. Barry disclaims beneficial ownership of the foregoing shares except to the extent of his pecuniary interest therein. The address for Mr. Barry is 8222 Regents Ct., University Park, Florida 34201.

(24) Includes (a) 723 issued and outstanding shares of Common Stock owned by Laidlaw & Company (UK) LTD, (b) 132 issued and outstanding shares of Common Stock owned by Laidlaw Holdings, PLC, (c) 20,817issued and outstanding shares of Common Stock owned by Laidlaw Venture Partners III, LLC, and (d) 37,500 shares of Common Stock issuable to Laidlaw & Company (UK) LTD upon exercise of a warrant to purchase shares of Common Stock.

(25) Comprised of (a) 1,331 shares of Common Stock held by the John J. Barry, IV Revocable Trust, (b) 25,000 shares of Common Stock held by Otis Angel LLC, (c) 9,890 shares of Common Stock held by Siesta Capital LLC, and (d) 15,000 shares that Mr. Barry has the right to acquire within 60 days upon the exercise of stock options. Mr. Barry disclaims beneficial ownership of the foregoing shares except to the extent of his pecuniary interest therein. The address for Mr. Barry is 1216 Spanish River Road, Boca Raton, FL 33432.

(26) Comprised of (a) 52,342 shares of Common Stock issuable upon exercise of warrants to purchase shares of Common Stock owned of record by BR Trust of which Mr. Hollo is a member, (b) 7,367 shares of common stock issued to Black-II Trust of which Mr. Hollo is a member.

(27) Comprised of shares of Common Stock issuable upon exercise of warrants to purchase shares of Common Stock owned of record by BR Trust.

(28) Comprised of (a) 666 issued and outstanding shares of Common Stock owned by Mr. Sanderson and (b) shares that Mr. Sanderson has the right to acquire within 60 days upon the exercise of stock options.

(29) Comprised of (a) 13,816 shares of Common Stock issued to Mr. Jones, (b) 8,928 shares of Common Stock issuable upon exercise of warrants to purchase shares of Common Stock, (c) 10,683 shares of Common Stock issuable upon conversion of shares of Series E Preferred, and (d) 20,143 shares of Common Stock issuable on conversion of Convertible Debt issued to Mr. Jones. Mr. Jones and certain other security holders of the Company are parties to the Series E Stockholders’ Agreement described elsewhere in this Proxy Statement, which includes provisions with respect to the voting for members of the Company’s Board of Directors. Mr. Jones disclaims beneficial ownership of any shares of Common Stock other than those reported as beneficially owned by them.

(30) Comprised of (a) 19,715 shares of Common Stock issuable upon conversion of shares of Series E-2 Preferred owned of record by XOL Holding S.A.L. (“XOL”), and (b) 17,856 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock owned of record by XOL. XOL and certain other security holders of the Company are parties to the Series E Stockholders’ Agreement described elsewhere in this Proxy Statement, which includes provisions with respect to the voting for members of the Company’s Board of Directors. XOL disclaims beneficial ownership of any shares of Common Stock other than those reported as beneficially owned by them. XOL’s business address is Dedeian Building 1st Floor, Naher Al Mout Street, Metn, Lebanon.

(31) Comprised of 771 shares of Common Stock issuable upon the conversion of Series C Preferred held of record by Mr. Weisberger and (b) shares that Mr. Weisberger has the right to acquire within 60 days upon the exercise of stock options.

(32) Comprised of 12,444 shares of Common Stock issuable upon the conversion of Series E Preferred and Series E-2 Preferred held of record by Plough Penny Partners (“Plough Penny”), and (b) 10,713 shares of Common Stock issuable upon conversion of warrants to purchases shares of Common Stock owned of record by Plough Penny. Plough Penny and certain other security holders of the Company are parties to the Series E Stockholders’ Agreement described elsewhere in this Proxy Statement, which includes provisions with respect to the voting for members of the Company’s Board of Directors. Plough Penny disclaims beneficial ownership of any shares of Common Stock other than those reported as beneficially owned by it. Plough Penny’s address is c/o Plough Penny Management LLC, 270 Lafayette Street, Suite 1301, New York, NY 10012.

(33) Comprised of shares of Common Stock issuable upon exercise of a warrant to purchase Common Stock.

(34) Comprised of (a) 8,482 shares of Common Stock issuable upon conversion of shares of Series E Preferred owned of record by Mr. Coons, and (b) 7,142 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock owned of record by Mr. Coons. Mr. Coons and certain other security holders of the Company are parties to the Series E Stockholders’ Agreement described elsewhere in this Proxy Statement, which includes provisions with respect to the voting for members of the Company’s Board of Directors. Mr. Coons disclaims beneficial ownership of any shares of Common Stock other than those reported as beneficially owned by it. Mr. Coons’ business address is 191 Cat Rock Road, Cos Cob, CT 06807.

(35) Comprised of 12,500 shares of Common Stock held by Duncan Family, LLC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

UBS Stockholders’ Agreement.

The Company, UBS Americas Inc. (“UBS”), John J. Barry, III, John J. Barry, IV, affiliates of John J. Barry, III and John J. Barry, IV and certain security holders of the Company are parties to a Stockholders’ Agreement dated January 11, 2010 (the “Series A Stockholders’ Agreement”). The Company and each stockholder party to the Series A Stockholders’ Agreement (other than UBS) is prohibited from appointing or voting in favor of, as applicable, any nominee to the Company’s board of directors that is affiliated with another bank, bank holding company, broker or dealer unless UBS agrees in writing, except that the foregoing restriction shall not apply to Edwin L. Knetzger III.

Agreements with the Former Holder of Certain Convertible Secured Promissory Notes.

On October 19, 2010, the Company entered into an Amendment No. 2 to Convertible Secured Promissory Notes with Burton W. Wiand, as Receiver of Valhalla Investment Partners (the “Receiver”), who is the holder of a majority in principal amount of our Convertible Secured Promissory Notes issued on September 24, 2008, an Amendment No. 1 to Convertible Secured Promissory Note with the holder of our Convertible Secured Promissory Note issued on April 30, 2009 and an Amendment No. 1 to Convertible Secured Promissory Notes with the holders of our Convertible Secured Promissory Notes issued on June 8, 2009 (collectively, the “Note Amendments”). The Note Amendments restructured approximately $2,990,636 of our outstanding Convertible Secured Promissory Notes (the “Subject Notes”) as follows:

●	The maturity date of each of the Subject Notes was extended until October 12, 2013; provided, however, that from and after April 12, 2012, the holders of the Subject Notes may make a written demand to the Company for the payment of the entire unpaid principal balance thereof together with all accrued but unpaid interest thereon and the Company shall be required to repay such outstanding principal and interest within ninety (90) days of its receipt of such demand.

●	The conversion price of the Subject Notes was fixed at $0.24 per share (which was the then current conversion price of the Subject Notes as a result of adjustments based on the price per share of Common Stock issued in the Company’s recently completed warrant exchange offer). As a result of the financing we consummated on February 2, 2011, this conversion price was subsequently reduced to $0.07 per share. However, the “full-ratchet” adjustment provision of the Subject Notes was eliminated. As a result of the 1 for 400 reverse stock split effected by the Company on April 25, 2013, the conversion price was adjusted to $28 per share.

On February 1, 2012, we entered into a letter agreement (the “Letter Agreement”) with the Receiver. Under the terms of the Letter Agreement, the Company paid the Receiver $2,250,000 and in exchange the Receiver (a) cancelled and terminated all indebtedness owed by the Company to the receivership, which constituted approximately $2,442,000 in outstanding principal and accrued interest, and (b) terminated any contingent rights the Receiver had to receive Contingent Performance Shares. Such termination included, among other things, a release of all liens in favor of the Receiver with respect to the assets of the Company. Additionally, under the terms of the Letter Agreement, the Company would pay the Receiver $5,000, and in consideration of such payment by the Company, the Receiver would transfer and surrender to the Company all outstanding shares of the Company’s equity securities held beneficially or of record by the Receiver, constituting 7,582,850 shares of Common Stock (the “Stock Repurchase”). On October 10, 1012, we closed on the Stock Repurchase with the Receiver.

Series E Stockholders’ Agreement.

Pursuant to the Stockholders’ Agreement, in the event that a Series E Stockholder seeks to sell his or its shares of Series E Preferred, Series E-1 Preferred or Series E-2 Preferred, as the case may be, each other Series E Stockholder shall have the right to sell a pro rata portion of its similar securities along with the selling Series E Stockholder. Alternatively, the Company, at its option, may redeem the applicable securities from the other Series E Stockholders and the selling Series E Stockholder would be permitted to sell his or its shares free of such obligation. The foregoing obligations do not apply to transfers pursuant to Rule 144, transfers to certain permitted transferees, bona fide pledges and pledges outstanding as of the date of the Stockholders’ Agreement. Such obligations also do not apply to sales of less than 10% of the securities held by the selling Series E Stockholder.

The Stockholders’ Agreement requires the Company to offer the Series E Stockholders the right to participate on a pro rata basis (based on its fully diluted shares of preferred stock relative to the total number of fully diluted shares of the Company) in future issuances of equity securities by the Company. The foregoing right does not apply to issuance of equity securities (a) in connection with any acquisition of assets of another person, whether by purchase of stock, merger, consolidation, purchase of all or substantially all of the assets of such person or otherwise approved by the Company’s Board of Directors and the requisite holders of the Series E Preferred and Series E-2 Preferred to the extent required under the Company’s Amended and Restated Certificate of Incorporation (the “Amended and Restated Charter”), (b) Exempted Securities (as such term is defined in Annex C of the Amended and Restated Charter), (c) in an underwritten public offering with gross proceeds of at least $50,000,000 and a market capitalization of at least $175,000,000, and (d) approved by holders of a majority of the shares of Series E Preferred and Series E-2 Preferred. The Company may elect to consummate the issuance of equity securities and subsequently provide the Series E Stockholders their right to participate. The foregoing right to participate under the Stockholders’ Agreement shall terminate on such date as of which less than 25% of the shares of Series E Preferred and Series E-2 Preferred collectively remain outstanding.

The Stockholders’ Agreement also sets forth the voting provisions discussed in more detail above under “DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY – Voting Arrangements”.

Second Amended and Restated Registration Rights Agreement.

On December 5, 2011, the Company entered into a Second Amended and Restated Registration Rights Agreement with DBIC, Mida, Oak, GFI, UBS, Bonds MX, Jefferies and certain other holders of our preferred stock (the “Second Amended and Restated Registration Rights Agreement”). Under the terms of the Second Amended and Restated Registration Rights Agreement, if at any time after the earlier of (a) one (1) year after the date of such agreement or (b) one hundred eighty (180) days after the date the Company’s shares of Common Stock are listed on a national securities exchange, the Company receives a written request from holders of 66.6% of the Series E Preferred, Series E-1 Preferred and the Series E-2 Preferred (such holders, the “Initiating Investors”) to file with the SEC a registration statement with respect to at least ten percent (10%) of such Common Stock then outstanding, then the Company is obligated within ten (10) days after the date of receipt by the Company of such written request, to give notice thereof to all of the other holders of Series E Preferred, Series E-1 Preferred or Series E-2 Preferred (such holders, the “Other Investors”). As soon as practicable thereafter (and in any event within sixty (60) days after the date of receipt by the Company of such written request), the Company shall file such registration statement with the SEC covering all Common Stock that are requested to be registered by the Initiating Investors and any additional Common Stock as specified by notice given to the Company by any Other Investors within twenty (20) days of the date the Other Investors received notice from the Company.

The Second Amended and Restated Registration Rights Agreement also provides DBIC, Mida, Oak, GFI, UBS, Bonds MX, Jefferies and certain other holders with “piggy back” registration rights with respect to certain registration statements filed by the Company for its own sale of shares of Common Stock or resales of shares of Common Stock by other stockholders, and also contains other customary undertakings and restrictions with respect to the Company.

The Second Amended and Restated Registration Rights Agreement was amended on February 28, 2013, to add Trimarc as a party with the same relative rights as the other stockholder parties thereto.

Additional Related Party Transactions.

See “EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL” above for summaries of our Employment Agreements with Thomas Thees, George O’Krepkie and John M. Ryan and summaries of our Separation Agreement, Release and Covenant Not to Sue with David J. Weisberger and Michael O. Sanderson.

On October 15, 2012, the Company and David J. Weisberger, the Company’s former Chief Operating Officer, entered into a Consulting Agreement dated effective as of August 1, 2012 (the “Consulting Agreement”), which provides that Mr. Weisberger will provide certain consulting services for the Company through July 31, 2013. The terms of the Consulting Agreement include, among other things, that Mr. Weisberger will be subject to additional restrictive covenants which will continue after the expiration of the consulting term.

In consideration for Mr. Weisberger’s consulting services and other obligations, the Company and Mr. Weisberger agreed on October 15, 2012, to amend the terms of options granted to Mr. Weisberger by the Company on February 2, 2011. As amended, the vesting of such options is accelerated such that both options will be fully vested on July 31, 2013. Additionally, Mr. Weisberger’s right to exercise the options is extended through July 31, 2015. The amended terms for each option will be deemed null and void if Mr. Weisberger (i) breaches any of his obligations with respect to his release under his Separation Agreement or his restrictive covenants under his Separation Agreement or Consulting Agreement, or (ii) is terminated on the basis of certain “for cause” reasons under his Consulting Agreement.

Related Party Transactions Policies and Procedures.

On April 8, 2010, our Board of Directors adopted written related party transaction policies and procedures (the “Policy”). For purposes of the Policy, “related party transactions” include transactions that involve more than $5,000 in any calendar year in which the Company is a participant and any related party has a direct or indirect interest, and “related party” includes our officers, directors or 5 percent shareholders and their immediate family members.

Except as described below, our Audit Committee (excluding any interested director) will review the material facts of all related party transactions. The Audit Committee will either approve or disapprove of the entry into the related party transaction after taking into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third−party under the same or similar circumstances and the extent of the related party’s interest in the transaction. If advance Audit Committee approval of a related party transaction is not feasible, the Audit Committee will consider, and if it deems appropriate, ratifying the transaction at the Audit Committee’s next regularly scheduled meeting. The Audit Committee has delegated authority to its Chair to approve related party transactions in which the amount involved is expected to be less than $25,000.

The following related party transactions are deemed to be pre−approved or ratified by the Audit Committee (subject to the specific requirements and limitations set forth in the Policy):

(a) certain employment arrangements with our executive officers;

(b) certain compensation arrangements with our directors;

(c) transactions pursuant to which all of our shareholders receive proportional benefits;

(d) transactions involving competitive bids;

(e) regulated transactions; and

(f) banking transactions.

COMPANY’S RELATIONSHIP WITH INDEPENDENT AUDITORS

On December 28, 2011, Daszkal Bolton LLP (“Daszkal”) notified the Company that it resigned as our independent registered public accounting firm. On January 20, 2012, the Audit Committee of the Company’s Board of Directors engaged EisnerAmper LLP (“EisnerAmper”) to replace Daszkal as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2011. In addition, the Company also engaged SEC Solutions Group, LLC to replace Daszkal as the Company’s tax preparation service provider.

Daszkal’s report on the Company’s financial statements for the fiscal years ended December 31, 2010 and 2009, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: Daszkal’s reports on the Company’s audited financial statements for the fiscal years ended December 31, 2010 and December 31, 2009 contained the following statement: “The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has sustained recurring losses and has negative cash flows from operations that raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the six month period ending June 30, 2011, the Company and Daszkal disagreed regarding the appropriate GAAP accounting treatment of the Company’s issuance of Series D Convertible Preferred Stock and related common stock warrants during such period. Specifically, the disagreement related to the application of GAAP to certain price protection features of such securities. The Audit Committee discussed the accounting treatment with the Company’s management and Daszkal. The difference of opinion was resolved to Daszkal’s satisfaction. The Company has authorized Daszkal to respond fully to any inquiries of EisnerAmper concerning the subject matter of this disagreement.

Except as discussed above, during the Company’s fiscal years ended December 31, 2010 and 2009 and the interim period through the effective date of Daszkal’s resignation, there were no disagreements with Daszkal on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Daszkal, would have caused Daszkal to make reference to the subject matter thereof in its reports. During the Company’s fiscal years ended December 31, 2010 and 2009 and the interim period through the effective date of Daszkal’s resignation, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Daszkal with a copy of the disclosures above which were included in a Current Report on Form 8-K (the “Current Report”) prior to the time the Current Report was filed with the SEC. The Company requested that Daszkal furnish a letter addressed to the SEC stating whether or not it agrees with the statements made in the Current Report. A copy of Daszkal’s letter dated January 4, 2012, was attached as Exhibit 16.1 to the Current Report.

On May 9, 2012, the Audit Committee of our Board of Directors re-engaged EisnerAmper for the fiscal year ended December 31, 2012. SEC Solutions Group, LLC was re-engaged by us on January 10, 2013 as our tax preparation service provider.

Set forth below are the fees and expenses for EisnerAmper and Daszkal for each of the last two years for the following services provided to us:

EisnerAmper LLP

	2012	2011
Annual Audit Fees	$171,000	$380,000
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
Other Fees	$—	$—
Total Fees	$171,000	$380,000

Daszkal Bolton LLP

	2012	2011
Annual Audit Fees	$—	$—
Audit-Related Fees	$7,221	$66,507
Tax Fees	$—	$12,000
Other Fees	$—	$23,723
Total Fees	$7,221	$102,230

Our audit committee approves each non−audit engagement or service with or by our independent auditor. Prior to approving any such non−audit engagement or service, it is the audit committee’s practice to first receive information regarding the engagement or service that (a) is detailed as to the specific engagement or service, and (b) enables the audit committee to make a well−reasoned assessment of the impact of the engagement or service on the auditor’s independence.

OTHER MATTERS

We know of no matters to be brought before the Annual Meeting other than as set forth herein. However, if any such other matters are properly presented to the stockholders for action at the Annual Meeting and any adjournments, postponements or continuations thereof, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

STOCKHOLDER PROPOSALS TO BE INCLUDED

IN THE 2014 PROXY STATEMENT

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, any holder of at least $2,000 in market value of our Common Stock who has held such securities for at least one year, who will hold such securities as of the date of the 2014 Annual Meeting of Stockholders and who desires to have a proposal presented in the Company’s proxy material for use in connection with the 2014 Annual Meeting of Stockholders must transmit that proposal (along with his or her name, address, the number of shares of our Common Stock that he or she holds of record or beneficially, the dates upon which the shares of our Common Stock were acquired, documentary support for a claim of beneficial ownership (other than for shares held of record) and a statement of willingness to hold such Common Stock through the date of the 2014 Annual Meeting of Stockholders) in writing as set forth below. Proposals of stockholders intended to be presented at the 2014 Annual Meeting of Stockholders must be received by the Company’s Secretary at 1500 Broadway, 31st Floor, New York, NY 10036 on or before February 21, 2014 to be included in the Company’s Proxy Statement and form of proxy for that meeting. In order for stockholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Securities Exchange Act of 1934, the Secretary of the Company must receive such proposals at the above address not later than May 7, 2014.

ADDITIONAL INFORMATION; INCORPORATION BY REFERENCE

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that the Company files at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at www.sec.gov, from which interested persons can electronically access the Company’s SEC filings.

The Company is incorporating by reference into this document important business and financial information that is not included in or delivered with this document. This information is available without charge to security holders upon written or oral request.

Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of reports, proxy statements or other information concerning the Company, without charge, by written or telephonic request directed to Secretary, 1500 Broadway, 31st Floor, New York, NY 10036, (212) 257-4062. We undertake to provide requested copies by first class mail or other equally prompt means within one business day of receipt of such request. If you would like to request documents, please do so by July 5, 2013, in order to receive them before the Annual Meeting.

BONDS.COM GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS

July 17, 2013,

10:00 A.M. Local Time

Citrin Cooperman

529 Fifth Avenue, 4th Floor

New York, New York 10017

PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BONDS.COM GROUP, INC.

IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE TEN

NOMINEES FOR DIRECTOR AND FOR PROPOSAL NOS. 2, 3 AND 4 AS INDICATED ON THIS CARD AND AS DESCRIBED IN THE PROXY STATEMENT.

The undersigned hereby appoints Thomas M. Thees, George O’Krepkie and John Ryan, and each of them, with power to act without the other and with full power of substitution in each, as proxies and hereby authorizes them to represent and vote, as directed on the reverse side of this proxy (or, if not so directed, as recommended by the Board of Directors), all the shares of Bonds.com Group, Inc. Common Stock, Series C Convertible Preferred Stock, Series E Convertible Preferred Stock and Series E-2 Convertible Preferred Stock which the undersigned is entitled to vote, and in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held on July 17, 2013 and any adjournments, continuations or postponements thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

(continued and to be marked, dated and signed on the reverse side)

BONDS.COM GROUP, INC.	Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on July 17, 2013.

PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

☐ Please detach here ☐

The Board of Directors Recommends a Vote “FOR” Each of the Ten Nominees in Proposal No. 1.

1.	Election of Directors to Serve Until 2014

1. Edwin L. Knetzger, III 2. Michel Daher 3. Michael Gooch 4. Thomas M. Thees 5. George O’Krepkie 6. Patricia Kemp 7. H. Eugene Lockhart 8. Henri J. Chaoul, Ph.D. 9. Marc Daher 10. Michael Trica	☐ Vote FOR all nominees	☐ Vote WITHHELD from all nominees	☐ Vote WITHHELD for only the nominee(s) identified below:
(write the number(s) of the nominee(s) in the box provided below)

The Board of Directors Recommends a Vote FOR Proposal No. 2.

2.	To approve, on an advisory basis, the compensation of our named executive officers

☐ FOR	☐ Against	☐ Abstain

The Board of Directors Recommends a Vote FOR “3 Years” in Proposal No. 3.

3.	To approve, on an advisory basis, whether the preferred frequency of an advisory vote on the compensation of our named executive officers should be every year, every two years, or every three years.

☐ 1 Year	☐ 2 Years	☐ 3 Years	☐ Abstain

The Board of Directors Recommends a Vote FOR Proposal No. 4.

4.	To approve one or more adjournments, postponements or continuations of the Annual Meeting if necessary to permit further solicitation of proxies if there are not sufficient votes to approve Proposal No. 1, Proposal No. 2 or Proposal No. 3.

☐ FOR	☐ Against	☐ Abstain

The undersigned hereby revokes all revocable proxies heretofore given by the undersigned to vote at the Annual Meeting and any adjournments or postponements thereof.

Address Change? Mark Box: ☐ Indicate changes below:

Date:
Signature(s) in Box
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